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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Level 3 Communications, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
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	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

LEVEL 3 COMMUNICATIONS, INC.
1025 Eldorado Boulevard
Broomfield, CO 80021

April 4, 2011

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Level 3 Communications, Inc. ("Level 3") to be held at 9:00 a.m. on May 19, 2011, at the Level 3 Communications Headquarters, 1025 Eldorado Boulevard, Broomfield, Colorado 80021.

        At the Annual Meeting, you will be asked to consider and act upon the following matters:

  •
  the reelection to our Board of Directors of 14 directors, each for a one-year term until the 2012 Annual Meeting of Stockholders or until their successors have been elected and qualified; and

  •
  the approval of the grant to our Board of Directors of discretionary authority to amend our restated certificate of incorporation to effect a reverse stock split at one of four ratios; and

  •
  the approval of the amendment of the Level 3 Communications, Inc. Stock Plan to increase the number of shares of our common stock, par value $.01 per share, that are reserved for issuance under the plan by 100 million; and

  •
  the approval of an advisory vote on the executive compensation program for our named executive officers; and

  •
  the approval of a proposal to indicate the frequency in which our stockholders will conduct an advisory vote on the executive compensation program for our named executive officers; and

  •
  the transaction of such other business as may properly come before the Annual Meeting.

        Our Board of Directors recommends that you reelect the 14 nominees for director, each for a one-year term until the 2012 Annual Meeting of Stockholders, approve the granting to our Board of Directors of discretionary authority to amend our restated certificate of incorporation to effect a reverse stock split at one of four ratios, approve the amendment of the Level 3 Communications, Inc. Stock Plan to increase the number of shares of our common stock, par value $.01 per share, that are reserved for issuance under that plan by 100 million; approve, on an advisory basis, the executive compensation program for our named executive officers; and approve the proposal to have the stockholders conduct an advisory vote on the executive compensation program for our named executive officers each year. See "REELECTION OF DIRECTORS PROPOSAL," "REVERSE STOCK SPLIT PROPOSAL," "STOCK PLAN PROPOSAL," "ADVISORY VOTE ON COMPENSATION PROPOSAL," and "FREQUENCY OF ADVISORY VOTE ON COMPENSATION PROPOSAL."

        Following the completion of the formal business portion of the Annual Meeting, members of our senior management will be making a presentation. We expect that this presentation will be followed by an open question and answer session with members of our senior management. We anticipate that the Annual Meeting will conclude at the end of the question and answer period but in any event promptly at 11:00 a.m.

        Information concerning the matters to be considered and voted upon at the Annual Meeting is contained in the attached Notice of Annual Meeting and Proxy Statement. It is important that your shares be represented at the Annual Meeting, regardless of the number you hold. To ensure your representation at the Annual Meeting, if you are a stockholder of record, you may vote in person at the Annual Meeting. We will give you a ballot when you arrive. If you do not wish to vote in person or if you will not be attending the Annual Meeting, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials that was previously mailed to you, or, if you requested or otherwise received printed copies of the proxy materials, you can also vote by mail, by telephone or on the Internet as instructed on the proxy card that you received. If you attend the Annual Meeting, you may vote in person even if you have previously returned a proxy card.

Sincerely,

Walter Scott, Jr. Chairman of the Board

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	70
OTHER MATTERS	73
FUTURE STOCKHOLDER PROPOSALS	73
Annexes
Audit Committee Report	A-1-1
Proposed Text of Amendment of Restated Certificate of Incorporation—Reverse Stock Split Proposal	A-2-1

LEVEL 3 COMMUNICATIONS, INC.
1025 Eldorado Boulevard
Broomfield, CO 80021

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS
To be held May 19, 2011

To the Stockholders of Level 3 Communications, Inc.:

        The 2011 Annual Meeting of Stockholders or any adjournment or postponement thereof (the "Annual Meeting") of Level 3 Communications, Inc., a Delaware corporation ("Level 3" or "our"), will be held at the Headquarters of Level 3 Communications, Inc., 1025 Eldorado Boulevard, Broomfield, Colorado 80021 at 9:00 a.m. on May 19, 2011, for the following purposes:

  1.
  To reelect all 14 directors of the Board of Directors of Level 3 each for a one-year term until the 2012 Annual Meeting of Stockholders or until their successors have been elected and qualified; and

  2.
  To approve the granting to the Level 3 Board of Directors of discretionary authority to amend our restated certificate of incorporation to effect a reverse stock split at one of four ratios; and

  3.
  To approve the amendment of the Level 3 Communications, Inc. Stock Plan to increase the number of shares of our common stock, par value $.01 per share, that are reserved for issuance under the plan by 100 million; and

  4.
  To approve, on an advisory basis, the executive compensation program for our named executive officers; and

  5.
  To approve a proposal of the frequency in which our stockholders will conduct an advisory vote on the executive compensation program for our named executive officers; and

  6.
  To authorize the transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

        The Board of Directors has fixed the close of business on March 28, 2011 as the record date for the determination of the holders of our common stock entitled to notice of, and to vote at, the Annual Meeting. Accordingly, only holders of record of Level 3 common stock at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. As of May 9, 2011, ten days prior to the Annual Meeting, a list of stockholders entitled to notice of the Annual Meeting and that have the right to vote at the Annual Meeting will be available for inspection at the Level 3 offices located at 1025 Eldorado Boulevard, Broomfield, Colorado 80021.

        The 14 nominees for director will be elected by a plurality of the votes cast by holders of our common stock present in person or by proxy and entitled to vote at the Annual Meeting.

        The proposal to grant to the Board of Directors discretionary authority to amend our restated certificate of incorporation to effect a reverse stock split at one of four ratios requires the affirmative vote of a majority of the outstanding shares of our common stock. The proposal to approve the amendment of the Level 3 Communications, Inc. Stock Plan to increase the number of shares of our common stock, par value $.01 per share, that are reserved for issuance under that plan by 100 million

i

requires the affirmative vote of a majority of the votes cast by holders of our common stock present in person or by proxy and entitled to vote at the Annual Meeting. The proposal to approve, on an advisory basis, the executive compensation program for our named executive officers requires the affirmative vote of a majority of the votes cast by holders of our common stock present in person or by proxy and entitled to vote at the Annual Meeting. The proposal to approve the frequency in which our stockholders will conduct an advisory vote on the executive compensation program for our named executive officers will be determined by which choice, one year, two years or three years receives a plurality of the votes cast by holders of our common stock present in person or by proxy and entitled to vote at the Annual Meeting. The proposal to authorize the transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof requires the affirmative vote of a majority of the votes cast by holders of Level 3 common stock present in person or by proxy and entitled to vote at the Annual Meeting.

        The matters to be considered at the Annual Meeting are more fully described in the accompanying Proxy Statement, which forms a part of this Notice.

        ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, IF YOU DO NOT WISH TO VOTE IN PERSON OR IF YOU WILL NOT BE ATTENDING THE ANNUAL MEETING, YOU MAY VOTE BY PROXY. YOU CAN VOTE BY PROXY OVER THE INTERNET BY FOLLOWING THE INSTRUCTIONS PROVIDED IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS THAT WAS PREVIOUSLY MAILED TO YOU, OR, IF YOU REQUESTED OR OTHERWISE RECEIVED PRINTED COPIES OF THE PROXY MATERIALS, YOU CAN ALSO VOTE BY MAIL, BY TELEPHONE OR ON THE INTERNET AS INSTRUCTED ON THE PROXY CARD THAT YOU RECEIVED. ANY STOCKHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF THAT STOCKHOLDER HAS RETURNED A PROXY.

By Order of the Board of Directors

Dated: April 4, 2011	Walter Scott, Jr. Chairman of the Board

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 19, 2011: The Level 3 Communications, Inc. Proxy Statement for the 2011 Annual Meeting of Stockholders and the 2010 Annual Report to Stockholders are available at http://www.ematerials.com/lvlt.

ii

LEVEL 3 COMMUNICATIONS, INC.
1025 Eldorado Boulevard
Broomfield, CO 80021

Proxy Statement
April 4, 2011

2011 ANNUAL MEETING OF STOCKHOLDERS
May 19, 2011

        We are furnishing you this Proxy Statement in connection with the solicitation of proxies on behalf of the Board of Directors of Level 3 Communications, Inc. ("Level 3," the "company," "we," "us," or "our") to be voted at the Annual Meeting of Stockholders to be held on May 19, 2011, or any adjournment or postponements thereof (the "Annual Meeting"). This Proxy Statement, the Notice of Annual Meeting, the accompanying Proxy and the Annual Report to Stockholders are first being mailed or made available to Stockholders on or about April 8, 2011. We sometimes refer to our Board of Directors as the "Board" and to this document as the "Proxy Statement."

BACKGROUND INFORMATION

Why am I receiving these materials?

        Our Board of Directors has made these materials available to you in connection with the Board's solicitation of proxies for use at the Annual Meeting, which will take place on May 19, 2011. Our stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

What is included in these materials?

        These materials include:

  •
  Our Proxy Statement for the Annual Meeting; and

  •
  Our 2010 Annual Report to Stockholders, which includes our audited consolidated financial statements.

        If you received printed versions of these materials by mail, these materials also include the proxy card for the Annual Meeting. These materials can also be viewed online at www.ematerials.com/lvlt.

Will senior management be making a presentation at the Annual Meeting?

        Yes, following the completion of the formal business portion of the Annual Meeting, members of our senior management will be making a presentation. We expect that this presentation will be followed by an open question and answer session with members of our senior management. We anticipate that the Annual Meeting will conclude at the end of the question and answer period but in any event promptly at 11:00 a.m.

 What items will be voted on at the Annual Meeting?

        The following are the items that will be voted on at the Annual Meeting:

  1.
  To reelect all 14 directors of the Board of Directors of Level 3 each for a one-year term until the 2012 Annual Meeting of Stockholders or until their successors have been elected and qualified; and

  2.
  To approve the granting to the Level 3 Board of Directors of discretionary authority to amend our restated certificate of incorporation (the "Restated Certificate of Incorporation") to effect a reverse stock split at one of four ratios; and

  3.
  To approve the amendment of the Level 3 Communications, Inc. Stock Plan (the "Plan") to increase the number of shares of our common stock, par value $.01 per share, that are reserved for issuance under that plan by 100 million; and

  4.
  To approve, on an advisory basis, the executive compensation program for our named executive officers; and

  5.
  To approve a proposal of the frequency in which our stockholders will conduct an advisory vote on the executive compensation program for our named executive officers; and

  6.
  To authorize the transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

What are our Board of Directors' voting recommendations?

        Our Board of Directors recommends that you reelect the 14 nominees for director, each for a one-year term until the 2012 Annual Meeting of Stockholders, that you vote for the approval of the proposed granting to our Board of Directors of discretionary authority to amend our Restated Certificate of Incorporation to effect a reverse stock split at one of four ratios, that you vote for approval of the amendment of our Plan to increase the number shares of our common stock, par value $.01 per share reserved for issuance under that plan by 100 million, that you vote for approval, on an advisory basis of the executive compensation program for our named executive officers, and that you vote for one (1) year on the proposal of the frequency in which our stockholders will conduct an advisory vote on the executive compensation program for our named executive officers.

Where are Level 3's principal executive offices located, and what is Level 3's main telephone number?

        Level 3's principal executive offices are located at 1025 Eldorado Boulevard, Broomfield, Colorado 80021. Our main telephone number is (720) 888-1000.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

        Pursuant to the rules adopted by the Securities and Exchange Commission (the "SEC"), we are required to provide access to our proxy materials over the Internet. Accordingly, we have sent a Notice of Internet Availability of Proxy Materials (the "Notice") to our stockholders of record and beneficial owners. All stockholders will have the ability to access the proxy materials on a website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found on the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

How can I get electronic access to the proxy materials?

        The Notice will provide you with instructions regarding how to:

  •
  View our proxy materials for the Annual Meeting on the Internet; and

  •
  Instruct us to send our future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and is more environmentally friendly. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Who may vote at the Annual Meeting?

        If you owned our common stock at the close of business on March 28, 2011 (the "Record Date"), then you may attend and vote at the meeting. At the close of business on the Record Date, we had 1,700,999,659 shares of common stock issued and outstanding, all of which were entitled to one vote on the matters to be considered at the meeting.

What shares are represented by the proxy?

        If we delivered a proxy card to you, the proxy represents all the shares registered in your name with our transfer agent, Wells Fargo Shareowner Services. A proxy that is delivered by your broker, bank or other nominee represents the shares held by you in an account at that institution.

        If you are an employee who participates in the Level 3 Communications, Inc. 401(k) Plan, the proxy card that we delivered to you also will include the shares of our common stock that are attributable to the units that you hold in the Level 3 Stock Fund as part of the 401(k) Plan.

What is the difference between holding shares as a stockholder of record and as a beneficial owner of shares held in street name?

        Stockholder of Record.    If your shares are registered directly in your name with our transfer agent, Wells Fargo Shareowner Services, you are considered the stockholder of record with respect to those shares, and the Notice was sent directly to you by Level 3.

        Beneficial Owner of Shares Held in Street Name.    If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in "street name," and the Notice was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

What is the quorum requirement for the Annual Meeting?

        A majority of Level 3's outstanding common stock on the Record Date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against, withheld or abstained, or broker non-votes, if you:

  •
  Are present and vote in person at the meeting; or

  •
  Have voted on the Internet, by telephone or by properly submitting a proxy card or voting instruction form by mail.

If I am a stockholder of record of Level 3's shares, how do I vote?

        If you are a stockholder of record, you may vote in person at the Annual Meeting. We will give you a ballot when you arrive.

        If you do not wish to vote in person or if you will not be attending the Annual Meeting, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the Notice, or, if you request printed copies of the proxy materials by mail, you can also vote by mail, by telephone or on the Internet.

        With respect to the Frequency of Advisory Vote on Compensation Proposal, you will have a choice of voting on our holding say-on-pay advisory votes every one, two or three years, or to abstain from voting on this proposal.

If I am a beneficial owner of shares held in street name, how do I vote?

        If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a valid legal proxy from the organization that holds your shares.

        If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy. You may vote by proxy over the Internet, or if you request printed copies of the proxy materials by mail, you can also vote by mail or by telephone by following the instructions provided in the Notice.

        With respect to the Frequency of Advisory Vote on Compensation Proposal, you will have a choice of voting on our holding say-on-pay advisory votes every one, two or three years, or to abstain from voting on this proposal.

What happens if I do not give specific voting instructions?

        Stockholders of Record.    If you are a stockholder of record and you:

  •
  Indicate when voting on the Internet or by telephone that you wish to vote as recommended by our Board of Directors; or

  •
  If you sign and return a proxy card without giving specific voting instructions;

then the proxy holders will vote your shares in the manner recommended by our Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the meeting.

        Beneficial Owners of Shares Held in Street Name.    If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters, including the REELECTION OF DIRECTORS PROPOSAL, REVERSE STOCK SPLIT PROPOSAL, STOCK PLAN PROPOSAL, ADVISORY VOTE ON COMPENSATION PROPOSAL and FREQUENCY OF ADVISORY VOTE ON COMPENSATION PROPOSAL. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform our Inspector of Election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a "broker non-vote." When our Inspector of Election tabulates the votes for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present, but will not otherwise be counted (which, in the case of the REVERSE STOCK SPLIT PROPOSAL, is equivalent to a vote against the proposal) . We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in the Notice.

How are the shares of our common stock that are attributable to the units held in the Level 3 Stock Fund that is a part of our 401(k) Plan voted?

        If you are an employee who participates in the Level 3 Communications, Inc. 401(k) Plan, the proxy card that we delivered to you will instruct the trustee of the plan how to vote the shares allocated to your 401(k) Plan account. If you do not return your proxy card (or you submit it with an unclear voting designation or with no voting designation at all), then the plan trustee will vote the shares in your account in proportion to the way the other 401(k) Plan participants vote their shares.

Votes under the Level 3 Communications, Inc. 401(k) Plan receive the same confidentiality as all other votes.

How are abstentions treated?

        Abstentions are counted for purposes of determining whether a quorum is present. For the purpose of determining whether the stockholders have approved a matter, abstentions are not treated as votes cast affirmatively or negatively, and therefore do not have any effect on the outcome of a matter to be voted on at the Annual Meeting that requires an affirmative vote of a majority of the votes cast by holders of our common stock present in person or by proxy at the Annual Meeting. Abstentions only have an effect on the outcome of any matter being voted on at the Annual Meeting that requires the approval based on our total shares of common stock outstanding. One of the proposals to be considered at the Annual Meeting requires an affirmative vote based on the total shares outstanding. For this proposal, an abstention is equivalent to a vote against the proposal.

What is the voting requirement to approve each of the proposals?

        The following table sets forth the voting requirement with respect to each of the proposals:

Proposal 1—Election of directors	The 14 nominees for director will be elected by a plurality of the votes cast by holders of our common stock present in person or by proxy and entitled to vote at the Annual Meeting.
Proposal 2—Granting to the Level 3 Board of Directors discretionary authority to amend our Restated Certificate of Incorporation to effect a reverse stock split at one of four ratios.	To be approved by our stockholders, this proposal requires the affirmative vote of the holders of a majority of the votes entitled to be cast in respect of all outstanding shares of our common stock.
Proposal 3—The amendment of our Plan to increase the number of shares of our common stock, par value $.01 per share reserved for issuance under the plan by 100 million.
To be approved by our stockholders, this proposal requires the affirmative vote of a majority of the votes cast by holders of our common stock present in person or by proxy and entitled to vote at the Annual Meeting.
Proposal 4—The approval, on an advisory basis, of the executive compensation program for our named executive officers.
To be approved by our stockholders, this proposal requires the affirmative vote of a majority of the votes cast by holders of our common stock present in person or by proxy and entitled to vote at the Annual Meeting.
Proposal 5—The approval of the frequency in which our stockholders will conduct an advisory vote on the executive compensation program for our named executive officers.
To be approved by our stockholders, this proposal will be determined by which choice, one year, two years or three years receives a plurality of the votes cast by holders of our common stock present in person or by proxy and entitled to vote at the Annual Meeting.
Proposal 6—The transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
To be approved by our stockholders, this proposal requires the affirmative vote of a majority of the votes cast by holders of our common stock present in person or by proxy and entitled to vote at the Annual Meeting.

 Can I change my vote after I have voted?

        You may revoke your proxy and change your vote at any time before the final vote at the meeting. You may vote again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the meeting will be counted), or by signing and returning a new proxy card with a later date, or by attending the meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the meeting or specifically request in writing that your prior proxy be revoked. Other than as described here, there are no limitations on your ability to revoke or change your vote. If you hold your shares in street name, you should consult your broker for information regarding how to revoke or change your vote.

Is cumulative voting permitted for the election of directors?

        Our Restated Certificate of Incorporation and Amended and Restated By-laws do not permit you to cumulate your votes.

Is my vote confidential?

        Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Level 3 or to third parties, except:

  •
  As necessary to meet applicable legal requirements;

  •
  To allow for the tabulation and certification of votes; and

  •
  To facilitate a successful proxy solicitation.

        Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to management and our Board of Directors.

Who will tabulate the vote?

        Our transfer agent, Wells Fargo Shareowner Services, will tally the vote, which will be certified by an Inspector of Election who is a Level 3 employee.

Where can I find the voting results of the Annual Meeting?

        The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the Inspector of Election and will be reported by us through the filing of a Form 8-K, which we expect to file with the U.S. Securities and Exchange Commission, or SEC, on or before May 25, 2011.

Am I entitled to appraisal rights?

        The Board has not proposed for consideration at the Annual Meeting any transaction for which the laws of the State of Delaware entitle stockholders to appraisal rights.

Who is paying for the cost of this proxy solicitation?

        Level 3 is paying the costs of the solicitation of proxies. We must pay brokerage firms and other persons representing beneficial owners of shares held in street name certain fees associated with:

  •
  Forwarding the Notice to beneficial owners;

  •
  Forwarding printed proxy materials by mail to beneficial owners who specifically request them; and

  •
  Obtaining beneficial owners' voting instructions.

In addition to soliciting proxies by mail, our board members, officers and employees may solicit proxies on our behalf, without additional compensation, personally or by telephone. We will also solicit proxies by email from stockholders who are our employees or who previously requested to receive proxy materials electronically.

What is householding of Proxy Materials?

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of this proxy statement or our annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you write or call us at the following address or phone number: Investor Relations, Level 3 Communications, Inc., 1025 Eldorado Boulevard, Broomfield, Colorado 80021, (720) 888-1000. If you want to receive separate copies of our annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

What is the deadline to propose actions for consideration at the 2012 Annual Meeting of Stockholders or to nominate individuals to serve as directors?

        You may submit proposals, including director nominations, for consideration at future annual meetings of stockholders.

        A stockholder who would like to have a proposal considered for inclusion in our 2012 Proxy Statement must submit the proposal so that it is received by us no later than December 9, 2011. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to the Secretary, Level 3 Communications, Inc., 1025 Eldorado Boulevard, Broomfield, Colorado 80021.

        If a stockholder does not submit a proposal for inclusion in next year's proxy statement, but instead wishes to present it directly at the 2012 Annual Meeting of Stockholders, or the 2012 Annual Meeting, our By-laws require that the stockholder notify us in writing on or before March 20, 2012, but no earlier than February 19, 2012, for the proposal to be included in our proxy material relating to that meeting. Proposals received after March 20, 2012 will not be voted on at the 2012 Annual Meeting. In addition, such proposal must also include a brief description of the business to be brought before the 2012 Annual Meeting, the stockholder's name and record address, the number of shares of our common stock that are owned beneficially or of record by such stockholder, a description of any arrangements or understandings between the stockholder and any other person in connection with such proposal and any material interest of such stockholder in such proposal, and a representation that the stockholder intends to appear in person or by proxy at the 2012 Annual Meeting.

        If the stockholder wishes to nominate one or more persons for election as a director, such stockholder's notice must also state the information described below under the caption "REELECTION OF DIRECTORS PROPOSAL—Nominating Procedures," and "REELECTION OF DIRECTORS PROPOSAL—Additional Information for Submission of Nominations for Director."

        All proposals must be directed to the Secretary, Level 3 Communications, Inc., 1025 Eldorado Boulevard, Broomfield, Colorado 80021.

 How can I communicate with the independent directors on Level 3's Board?

        If you wish to communicate directly with the Board, a committee of the Board or with an individual director, regarding matters related to Level 3, you should send the communication to:

  Level 3 Communications, Inc.
  Board of Directors [or committee name or
      director's name, as appropriate]
  1025 Eldorado Boulevard
  Broomfield, Colorado 80021

        We will forward all stockholder correspondence about Level 3 to the Board, committee or individual director, as appropriate. Please note that we will not forward communications that are spam, junk mail and mass mailings, service complaints, service inquiries, new service suggestions, resumes and other forms of job inquiries, surveys, and business solicitations or advertisements.

REELECTION OF DIRECTORS PROPOSAL

        At the Annual Meeting, the 14 directors that are standing for reelection will be reelected to hold office for a one-year term until the 2012 Annual Meeting, or until their successors have been elected and qualified. If any nominee shall, prior to the Annual Meeting, become unavailable for election as a director, the persons named in the accompanying form of proxy will, in their discretion, vote for that nominee, if any, as may be recommended by the Board, or the Board may reduce the number of directors to eliminate the vacancy.

Nomination Procedures

        In exploring potential candidates for director, the Nominating and Governance Committee of the Board considers individuals recommended by members of the committee, other directors, members of management, stockholders or self-nominated individuals. The committee is advised of all nominations that are submitted to us and determines whether it will further consider those candidates using the criteria described below. The committee members apply the criteria described below, and also exercise their judgment to select those potential candidates that they believe are best suited to serve as members of our Board and, when considered as a group, provide a diversity of viewpoints, professional experiences, educational backgrounds, professional skills and other individual qualities and attributes that contribute to Board heterogeneity and effectiveness.

        In order to be considered, each proposed candidate must:

  •
  be ethical;

  •
  have proven judgment and competence;

  •
  have professional skills and experience in dealing with a large, complex organization or in dealing with complex issues that are complementary to the background and experience represented on the Board and that meet our needs;

  •
  have demonstrated the ability to act independently and be willing to represent the interests of all stockholders and not just those of a particular philosophy or constituency; and

  •
  be willing and able to devote sufficient time to fulfill his/her responsibilities to Level 3 and our stockholders.

        After the Nominating and Governance Committee has completed its evaluation, it presents its recommendation to the full Board for the full Board's consideration and approval. In presenting its recommendation, the committee also reports on other candidates who were considered but not selected.

        We will report any material change to this procedure in a quarterly or annual filing with the SEC and any new procedure will be available on our website at www.level3.com.

        The members of the Nominating and Governance committee believe that each of the nominees meet the criteria described above. In addition to the information presented below regarding each nominee's specific experience, qualifications, attributes and skills that led our Board to the conclusion that he should serve as a director, we also believe that all of our nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to Level 3 and our Board.

Information as to Nominees

        The respective ages, positions with Level 3, if any, business experience, directorships in other companies and Board committee memberships, of the nominees for election are set forth below. All information is presented as of March 15, 2011. Other than James Q. Crowe and Charles C. Miller, III, none of these directors is our employee.

Name	Age	Position
Walter Scott, Jr.	79	Chairman of the Board
James Q. Crowe	61	Chief Executive Officer and Director
R. Douglas Bradbury	60	Director(1)
Douglas C. Eby	51	Director(1)
Admiral James O. Ellis, Jr.	63	Director(3)
Richard R. Jaros	59	Director(2)
Robert E. Julian	71	Director(1)
Michael J. Mahoney	60	Director(2)
Rahul N. Merchant	54	Director(1)
Charles C. Miller, III	58	Vice Chairman, Executive Vice President and Director
Arun Netravali	64	Director(2)
John T. Reed	67	Director(1)(3)
Michael B. Yanney	77	Director(3)
Dr. Albert C. Yates	69	Director(2)

(1)
Member of Audit Committee
(2)
Member of Compensation Committee
(3)
Member of Nominating and Governance Committee

        The members of the Nominating and Governance committee as well as the full Board believe that the nominees have the following particular experience, qualifications, attributes or skills to serve as a member of our Board.

        Walter Scott, Jr. has been our Chairman of the Board since September 1979, and our director since April 1964. Mr. Scott has been Chairman Emeritus of Peter Kiewit Sons', Inc. ("PKS") since 1998. Mr. Scott is also a director of PKS, Berkshire Hathaway Inc., MidAmerican Energy Holdings Company ("MidAmerican"), and Valmont Industries, Inc. Mr. Scott was also previously a director of Burlington Resources Inc., Commonwealth Telephone Enterprises, Inc. ("Commonwealth") and RCN Corporation ("RCN"). The Board selected Mr. Walter Scott, Jr. to serve as a director because it believes he possesses valuable management and financial expertise, including extensive experience with capital markets transactions and investments in both public and private companies. Mr. Scott has over 50 years of business experience in leading a large and complex organization such as Level 3. In addition, Mr. Scott has over 20 years of experience in serving as a member of the board of directors for various companies in the telecommunications industry, which informs his judgment and risk assessment as a Board member.

        James Q. Crowe has been our Chief Executive Officer since August 1997, and our director since June 1993. Mr. Crowe was also our President until July 2000. Mr. Crowe was President and Chief Executive Officer of MFS Communications Company, Inc. ("MFS") from June 1993 to June 1997. Mr. Crowe also served as Chairman of the Board of WorldCom, Inc. from January 1997 until July 1997, and as Chairman of the Board of MFS from 1992 through 1996. Mr. Crowe was also previously a director of Commonwealth and RCN. The Board selected Mr. Crowe to serve as a director because he is our Chief Executive Officer, and the Board believes that it is critical that our chief executive officer serve as a member of our Board for a variety of reasons, including Mr. Crowe's central role in formulating and leading the implementation of our business strategy. Mr. Crowe has approximately 25 years of experience in leading companies in various portions of the telecommunications industry, and approximately 25 years of experience in guiding companies seeking to raise capital in both the private and public capital markets. Mr. Crowe's expansive knowledge of the telecommunications industry as well as relationships with senior management at other telecommunications companies bring a unique and valuable perspective to the Board.

        R. Douglas Bradbury has been our director since February 2009. Mr. Bradbury has been a private investor for more than the past five years. Mr. Bradbury served as our Vice Chairman from 2000 to 2003 and as our Executive Vice President and Chief Financial Officer from 1997 to 2000. Mr. Bradbury was previously a member of our Board from 1997 to 2003. Prior to joining Level 3, Mr. Bradbury was Executive Vice President and Chief Financial Officer of MFS until its purchase by WorldCom, Inc. in 1996. He currently serves on the board of directors of LodgeNet Interactive Corporation, a leading provider of media and connectivity solutions designed to meet the needs of hospitality, healthcare and other guest-based businesses. Prior to his retirement, Mr. Bradbury had served in various senior finance positions, including as having served as the Chief Financial Officer of both Level 3 and MFS. Mr. Bradbury has over 20 years of experience in managing the financial operations of companies in various portions of the telecommunications industry, and over 20 years of experience in raising capital in both the private and public capital markets. The Board selected Mr. Bradbury to serve as a director because it believes he possesses valuable telecommunications and financial expertise, including extensive experience with capital markets transactions and investments in both public and private companies. Mr. Bradbury is currently serving on the Board's Audit Committee.

        Douglas C. Eby has been our director since August 2007. Mr. Eby has been acting Chief Executive Officer of Realty Finance Corporation, a commercial real estate specialty finance company since May 2010 and a general partner of OmniCapital Group LLC, a venture capital firm since January 2011. Prior to that, Mr. Eby was a private investor from December 2009 to May 2010. Mr. Eby was previously chairman and CEO of TimePartners LLC, an investment advisory firm from 2004 until December 2009. Prior to that, from April 1997 until September 2007, Mr. Eby was President of Torray LLC, a registered investment advisory firm, having joined Torray LLC in 1992. Mr. Eby is also a member of the Board of Directors of Markel Corporation, a specialty insurance company and chairman of the board of directors of Realty Finance Corporation. Mr. Eby is also a past member of the Board of Trustees and past Chairman of the Boys and Girls Clubs of Greater Washington, DC and a past trustee of Suburban Hospital Healthcare System, a member of The Johns Hopkins Health System Corporation. Mr. Eby has over 25 years of experience as an investment advisor and portfolio manager evaluating various investment opportunities. The Board selected Mr. Eby to serve as a director because it believes that as a result of our review of various business investment opportunities and our need to periodically access the capital markets, that the Board benefits from Mr. Eby's insights gained from his investment management experience. Mr. Eby is currently serving as a member of the Board's Audit Committee.

        Admiral James O. Ellis, Jr. U.S. Navy (ret.) has been our director since March 2005. Since May 2005, Admiral Ellis has been the President and Chief Executive Officer of the Institute of Nuclear Power Operations or INPO, a nonprofit corporation established by the nuclear utility industry in 1979 to promote the highest levels of safety and reliability in the operation of nuclear electric generating plants. Admiral Ellis most recently served as Commander, U.S. Strategic Command in Omaha, Nebraska, reporting directly to the Secretary of Defense, before retiring in July 2004 after 35 years of service in the U.S. Navy. In his Naval career, he held seven commands. A graduate of the U.S. Naval Academy, he also holds M.S. degrees in Aerospace Engineering from the Georgia Institute of Technology and in Aeronautical Systems from the University of West Florida. He served as a Naval aviator, is a graduate of the U.S. Naval Test Pilot School and was qualified in the operation and maintenance of naval nuclear power plants. Admiral Ellis is also a member of the Board of Directors of Lockheed Martin Corporation, a global security company and Inmarsat PLC, an owner and operator of geostationary satellites from which a wide range of voice and high-speed data services are provided. Admiral Ellis has over 40 years of experience in managing and leading large and complex technology-focused organizations, in large part as a result of serving for 35 years as an active duty member of the U.S. Navy. The Board selected Admiral Ellis to serve as a director because it believes that it benefits from his insights gained from his years of management and government experience as we continue to implement our business strategy and review various opportunities to grow our business with various federal, state and local governmental departments and agencies. Admiral Ellis is currently serving as the chairman of the Board's Nominating and Governance Committee.

        Richard R. Jaros has been our director since June 1993 and served as our President from 1996 to 1997. Mr. Jaros has been a private investor for more than the past five years. Mr. Jaros served as our Executive Vice President from 1993 to 1996 and our Chief Financial Officer from 1995 to 1996. He also served as President and Chief Operating Officer of CalEnergy from 1992 to 1993. Mr. Jaros was previously a director of Commonwealth, MidAmerican and RCN. Mr. Jaros has over 30 years of business, finance and general management experience gained from serving in various capacities with telecommunications, diversified and alternative energy companies. As part of that experience, Mr. Jaros has over 20 years of experience in serving as a member of the board of directors for various companies in the telecommunications industry. The Board selected Mr. Jaros to serve as a director because of his general business and finance experience, and that as a result of that experience, the Board believes he is familiar with many of the same issues that we face. Mr. Jaros has been involved in succession planning, compensation, employee management and the evaluation of acquisition opportunities. Mr. Jaros currently serves as the chairman of the Board's Compensation Committee.

        Robert E. Julian has been our director since March 1998. Mr. Julian has been a private investor for more than the past five years. From 1992 to 1995, Mr. Julian served as our Executive Vice President and Chief Financial Officer. The Board selected Mr. Julian to serve as a director because of his more than 50 years of experience in finance, accounting and management, and that the Board benefits from his insights gained from that experience. Mr. Julian is currently serving as a member of the Board's Audit Committee, and formerly served as its chairman from 1998 until 2007.

        Michael J. Mahoney has been our director since August 2007. Mr. Mahoney has been a private investor since March 2007. From 2000 until March 2007, Mr. Mahoney was the president and chief executive officer of Commonwealth. Prior to that, from 1997 until 2000, Mr. Mahoney was president and chief operating officer of RCN. Mr. Mahoney also served as president and chief operating officer of C-TEC Corporation from 1993 until 1997. Mr. Mahoney is a member of the Board of Directors of FairPoint Communications, Inc. and the Board of Trustees of Wilkes University. Mr. Mahoney has over 30 years of experience in leading and directing companies in the telecommunications industry, having most recently served as the Chief Executive Officer of Commonwealth. The Board selected Mr. Mahoney to serve as a director because it believes he has extensive experience related to the delivery of communications services to a wide variety of customers, and because he has run a communications company with many of the same issues that we face. As a former chief executive officer, Mr. Mahoney has been involved in strategic planning, operations, succession planning, compensation, employee management and the evaluation of acquisition opportunities. Mr. Mahoney is currently a member of the Board's Compensation Committee.

        Rahul N. Merchant has been our director since September 2009. Mr. Merchant has been a partner at Exigen Capital, a private equity firm based in New York City since 2008. From 2006 until 2008, Mr. Merchant was Executive Vice President, Chief Information Officer and Member of the Executive Committee at Fannie Mae. In this role, he led and transformed Technology and Operations groups. Prior to joining Fannie Mae, Mr. Merchant was Senior Vice President and Chief Technology Officer at Merrill Lynch & Co. In this role, Mr. Merchant managed the global technology organization from 2000 until 2006. Mr. Merchant has also held senior leadership positions at Cooper Neff and Associates, Lehman Brothers, Sanwa Financial Products and Dresdner Bank. Mr. Merchant serves as a member of the Board of Directors at Fair Isaac Corporation (FICO) and Netuitive, Inc. He also serves on the board of advisors to the American India Foundation. Mr. Merchant was previously a director of Sun

Microsystems, Inc. Mr. Merchant has over 30 years of experience in finance, management and information technology. The Board selected Mr. Merchant to serve as a director because it believes that an important contributor to our future success is the continued development and implementation of information systems, and that the Board will benefit from Mr. Merchant's particular insights gained from his extensive information technology and management experience. Mr. Merchant is currently serving as a member of the Board's Audit Committee.

        Charles C. Miller, III has been our Vice Chairman and Executive Vice President since February 2001. Mr. Miller has also been our director since February 2009. Mr. Miller was previously a director from February 2001 until May 2004. Prior to joining us, Mr. Miller was President of Bellsouth International, a subsidiary of Bellsouth Corporation from 1995 until December 2000. Prior to that, Mr. Miller held various senior level officer and management position at BellSouth from 1987 until 1995. Mr. Miller has over 30 years of experience in strategy and corporate development for companies in the communications industry. The Board selected Mr. Miller to serve as a director because of his significant knowledge of the telecommunications industry and as our vice chairman and executive vice president responsible for strategy, corporate development and corporate communications, Mr. Miller brings a unique and valuable perspective to the Board for strategy and corporate development matters.

        Arun Netravali has been our director since April 2003. Mr. Netravali has been the Managing Partner of OmniCapital Group LLC, a venture capital firm, since November 2004. Mr. Netravali was a private investor from April 2003 until November 2004. Prior to that, Mr. Netravali was Chief Scientist for Lucent Technologies, working with academic and investment communities to identify and implement important new networking technologies from January 2002 to April 2003. Prior to that position, Mr. Netravali was President of Bell Labs as well as Lucent's Chief Technology Officer and Chief Network Architect from June 1999 to January 2002. Bell Labs was the research and development organization for Lucent Technologies and is now part of Alcatel-Lucent. Mr. Netravali is a director of LSI Corporation, a leading provider of innovative silicon, systems and software technologies. Mr. Netravali has over 35 years of experience developing and evaluating technology in the communications industry. The Board selected Mr. Netravali to serve as a director because it believes he brings, among other things, valuable technology expertise to the Board. Mr. Netravali has deep technological expertise about our services and current technology, as well as our anticipated future technological needs and those of the industry. Mr. Netravali is currently a member of the Board's Compensation Committee.

        John T. Reed has been our director since March 2003. Mr. Reed has been a private investor since February 2005. Mr. Reed is also a Director of Investors Real Estate Trust, a real estate investment trust. Mr. Reed is also Chairman of Boys Town, located in Boys Town, Nebraska. Mr. Reed was Chairman of HMG Properties, the real estate investment banking joint venture of McCarthy Group, Inc. from 2000 until February 2005. Prior to that, he was Chairman of McCarthy & Co., the investment banking affiliate of McCarthy Group. Prior to joining McCarthy Group in 1997, Mr. Reed spent 32 years with Arthur Andersen LLP. Mr. Reed was also previously a director of Bridges Investment Fund, Inc., a mutual fund and First National Nebraska, Inc. The Board selected Mr. Reed to serve as a director because of his more than 40 years of experience in finance, accounting and management, and that the Board benefits from his insights gained from that experience. Mr. Reed is currently serving as the chairman of the Board's Audit Committee and is a member of the Board's Nominating and Governance Committee.

        Michael B. Yanney has been our director since March 1998. He has served as Chairman of the Board of The Burlington Capital Group, LLC (formerly known as America First Companies L.L.C.) for more than the last five years. Mr. Yanney also served as President and Chief Executive Officer of The Burlington Capital Group, LLC. Mr. Yanney was previously a director of Burlington Northern Santa Fe Corporation and RCN. Mr. Yanney has over 50 years of business, finance and banking experience. The Board selected Mr. Yanney to serve as a director because of his more than 50 years of business experience and his extensive board and committee experience at both public and private companies. Mr. Yanney also provides the Board with a particularly valuable Eastern European vantage point, having conducted business in Eastern Europe for more than 30 years, which is useful for the development of our business in Eastern Europe. Mr. Yanney is currently a member of the Board's Nominating and Governance Committee.

        Dr. Albert C. Yates has been our director since March 2005. Dr. Yates retired after 13 years as president of Colorado State University in Fort Collins, Colorado in June 2003. He was also chancellor of the Colorado State University System until October 2003, and is a former member of the board of the Federal Reserve Board of Kansas City-Denver Branch and the board of directors of First Interstate Bank and Molson Coors Brewing Company. He currently serves as a director of Guaranty Bancorp, a bank holding company that operates 34 branches in Colorado through a single bank, Guaranty Bank and Trust Company, and StarTek, Inc., a leading provider of high value business process outsourcing services to the communications industry. Dr. Yates has over 40 years of experience in academia and management generally. The Board selected Dr. Yates to serve as a director because it believes that it benefits from his insights gained from his years of management experience and his prior senior positions in academia as we continue to implement our business strategy as well as his extensive board and committee experience at both public and private companies. Dr. Yates is currently a member of the Board's Compensation Committee.

        Our Corporate Governance Guidelines provide that a director should not be nominated to a new term if he would be over age 73 at the time of the election, however, this limitation may be waived by the Board if the Board feels to do so would be in our interests. Each of Messrs. Scott and Yanney are being nominated for reelection at the 2011 Annual Meeting as a director although Mr. Scott is 79 and Mr. Yanney is 77. Mr. Scott has been a Level 3 director since 1964 and the Chairman of the Board since 1979 and Mr. Yanney has been a Level 3 director since 1998. Each has demonstrated tremendous energy and commitment to his Level 3 Board service. Messrs. Scott's and Yanney's knowledge and understanding of Level 3's business and their significant years of leadership for Level 3 are important to the Board in fulfilling its obligations to the stockholders. The Board has determined that it is in our interest that each of Messrs. Scott and Yanney stand for reelection as a Level 3 director.

        The Board unanimously recommends a vote FOR the nominees named above.

 Board Structure and Risk Oversight

        Walter Scott, Jr., serves as our Chairman of the Board and James Q. Crowe serves as our CEO. The Board believes that independent oversight of management is an important component of an effective board of directors. The independent Board members have determined that the most effective Board leadership structure for Level 3 at the present time is for the CEO position to be separate from the Chairman of the Board position, a structure that has served us well for many years. The independent Board members believe that because the CEO is ultimately responsible for the day-to-day operation of Level 3 and for executing our strategy, and because our performance is an integral part of Board deliberations, the CEO should be an important part of the Board, but that under the current circumstances, a different individual act as Chairman of the Board. The Board retains the authority to modify this structure to best address our unique circumstances, and so advance the best interests of all stockholders, as and when appropriate.

        The Board also believes, for the reasons set forth below, that its existing corporate governance practices also achieve independent oversight or management accountability. Our governance practices provide for strong independent leadership, independent discussion among directors and for independent evaluation of, and communication with, many members of senior management. These governance practices are reflected in our Corporate Governance Guidelines and the various Board committee charters, which are available on our website. Some of the relevant processes and other corporate governance practices include the following.

  •
  The basic responsibility of the directors is to exercise their business judgment to act in what they reasonably believe to be in the interests of Level 3 and our stockholders. The Board selects the senior management team, which is responsible for the day-to-day conduct of our business.

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  Directors are expected to attend Board meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities.

  •
  The Chairman of the Board and our CEO establish the agenda for each Board meeting. Each Board member is free to suggest the inclusion of items on the agenda. Each Board member is free to raise at any Board meeting subjects that are not on the agenda for that meeting.

  •
  The Board reviews our long-term strategic plans during at least one Board meeting each year.

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  The non-management directors periodically meet in executive session as a part of regularly scheduled Board meetings. The Chairman presides at these meetings, as he is not part of management.

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  Directors have full and free access to our officers and employees. The Board welcomes regular attendance at each Board meeting of our senior officers.

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  We conduct an orientation program for new directors as soon as practical following the meeting at which the new director is elected. This orientation includes presentations by senior management to familiarize new directors with our strategic plans, financial reporting, its principal officers, its auditing processes, and such other topics as the Board and/or the CEO feel are appropriate. All other directors are also invited to attend the orientation program.

  •
  The Board is responsible for evaluating the performance of the CEO. The Compensation Committee of the Board is responsible for determining the compensation of the CEO, and evaluates the CEO's performance as it relates to his long and short term compensation goals.

  •
  The Board conducts an annual self-evaluation to determine whether it and its committees are functioning effectively. The Chairman of the Board's Nominating and Governance Committee receives comments from all directors and reports to the Board with an assessment of the Board's performance.

        The Board oversees our stockholders' interest in our long-term and overall success and our financial performance. The full Board is actively involved in overseeing risk management for us. It does so in part through its oversight of our top executives who supervise day-to-day risk management throughout Level 3. To the extent that these executives identify recurring themes or material risks, they are reported to and discussed by the Board.

        In addition, each of our Board committees considers the risks within its areas of responsibilities. For example, the Audit Committee considers financial risk on a quarterly basis and recommends guidelines to various financial related exposures. The Audit Committee also reviews risks related to financial reporting. The Audit Committee discusses any material violations of our policies brought to its attention. Additionally, the outcome of our internal audit risk assessment is presented to the Audit Committee annually; this assessment identifies internal controls risks and drives the internal audit plan for the coming year. Material violations of our Code of Ethics and related corporate policies are reported to the Audit Committee and/or the Nominating and Governance Committee, depending on the subject matter and, as required, are reported to the full Board. The Compensation Committee reviews our overall compensation program and its effectiveness at both linking executive pay to performance and aligning the interests of our executives and our stockholders. The Nominating and Governance Committee reviews our governance programs on an annual basis.

Corporate Governance

        We have Corporate Governance Guidelines that address the governance activities of the Board and include criteria for determining the independence of the members of our Board. These guidelines are in addition to the requirements of the Securities and Exchange Commission and The NASDAQ Stock Market. The Guidelines also include requirements for the standing committees of the Board, responsibilities for Board members and the annual evaluation of the Board's and its committees' effectiveness. The Corporate Governance Guidelines are available on our website at www.level3.com. At any time that these guidelines are not available on our website, we will provide a copy upon written request made to Investor Relations, Level 3 Communications, Inc., 1025 Eldorado Boulevard, Broomfield, Colorado 80021.

        Although we include references to our website, any information that is included in our website is not part of this Proxy Statement.

  Independence

        The Board also evaluates the independence of each director in accordance with applicable laws and regulations and its Corporate Governance Guidelines. Based on the recommendation of our Nominating and Governance Committee, the Board has determined that the following directors are "independent" as required by applicable laws and regulations, by the listing standards of The NASDAQ Stock Market and by the Board's Corporate Governance Guidelines: R. Douglas Bradbury, Douglas C. Eby, Admiral James O. Ellis, Jr., Richard R. Jaros, Robert E. Julian, Michael J. Mahoney, Rahul N. Merchant, Arun Netravali, John T. Reed, Walter Scott, Jr., Michael B. Yanney and Dr. Albert C. Yates. The Board has also concluded that all of the members of each of the Audit, Compensation and Nominating and Governance committees are "independent" in accordance with these same standards.

  Code of Ethics

        We have a code of ethics that complies with the standards mandated by the Sarbanes-Oxley Act of 2002. The complete code of ethics is available on our website at www.level3.com. At any time that the code of ethics is not available on our website, we will provide a copy upon written request made to Investor Relations, Level 3 Communications, Inc., 1025 Eldorado Boulevard, Broomfield, Colorado 80021. If we amend the code of ethics, or grant any waiver from a provision of the code of ethics that applies to our executive officers or directors, we will publicly disclose such amendment or waiver as required by applicable law, including by posting such amendment or waiver on our website at www.level3.com or by filing a Current Report on Form 8-K.

  Stockholder Communications with Directors

        A stockholder who wishes to communicate directly with the Board, a committee of the Board or with an individual director, regarding matters related to Level 3 should send the communication to:

  Level 3 Communications, Inc.
  Board of Directors [or committee name or
      director's name, as appropriate]
  1025 Eldorado Boulevard
  Broomfield, Colorado 80021

We will forward all stockholder correspondence about Level 3 to the Board, committee or individual director, as appropriate. Please note that we will not forward communications that are spam, junk mail and mass mailings, service complaints, service inquiries, new service suggestions, resumes and other forms of job inquiries, surveys, and business solicitations or advertisements.

  Board of Directors' Meetings

        The Board had a total of nine meetings in 2010. In 2010, no director attended less than 75% of the meetings of the Board, and no director attended less than 75% of the meetings of the committees of which he was a member. In addition, the non-management directors met without any management directors or employees present four times during 2010. These meetings are chaired by Mr. Scott.

        Although we do not have a formal policy, it is expected that our Board members will attend our annual meetings. All of our Board members attended our 2010 Annual Meeting of Stockholders, with the exception of Arun Netravali.

  Section 16(a) Beneficial Ownership Reporting Compliance

        To our knowledge, except as described below, no person that was a director, executive officer or beneficial owner of more than 10% of the outstanding shares of our common stock failed to timely file all reports required under Section 16(a) of the Securities Exchange Act of 1934.

        With respect to one open market sale transaction to generate cash proceeds to pay withholding taxes due as a result of the lapsing of restrictions on transfer for previously issued restricted stock units, as a result of a clerical error, our Executive Vice President and Chief Financial Officer, Sunit Patel, did not timely file a Form 4 to report that transaction.

Audit Committee

        The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of our independent registered public accounting firm. The Audit Committee reviews the services provided by our independent registered public accounting firm, consults with the independent registered public accounting firm and reviews the need for internal auditing procedures and the adequacy of internal controls. The members of the Audit Committee are John T. Reed (Chairman), R. Douglas Bradbury, Douglas C. Eby, Robert E. Julian and Rahul N. Merchant. The Board has determined that the members of the Audit Committee are independent within the meaning of the listing standards of The NASDAQ Stock Market. The Board has determined that Mr. John T. Reed, Chairman of the Audit Committee, qualifies as a "financial expert" as defined by the SEC. In making the determination, the Board considered Mr. Reed's credentials and financial background and found that he was qualified to serve as the "financial expert." The Audit Committee met five times during 2010.

        The Audit Committee has chosen KPMG LLP as our independent registered public accounting firm for 2011. As part of its responsibilities, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accountants in order to assure the public accountant's independence. The Audit Committee has adopted a pre-approval process with respect to the provision of audit and non-audit services to be performed by KPMG LLP. This pre-approval process requires the Audit Committee to review and approve all audit services and permitted non-audit services to be performed by KPMG LLP. The Audit Committee establishes pre-approval fee levels for all services to be provided by KPMG LLP annually. Audit services are subject to specific pre-approval while audit-related services, tax services and all other services may be granted pre-approvals within specified categories. Any proposed services exceeding these levels require specific pre-approval by the Audit Committee. Additionally, the Audit Committee may delegate either type of pre-approval authority to one or more of its members. A report, for informational purposes only, of any pre-approval decisions made by a single member of the Audit Committee is made to the full Audit Committee on at least a quarterly basis. One hundred percent of the services that required pre-approval by the Audit Committee received that approval.

        One or more representatives of KPMG LLP will be present at the Annual Meeting. Although they will not make a statement at the meeting, they will be available to answer appropriate questions.

        The Audit Committee operates pursuant to a written charter. A copy of the Audit Committee's charter is available on our website at www.level3.com. A copy of the Audit Committee's 2010 Report is included as Annex 1.

Compensation Committee

        The Compensation Committee is responsible for overseeing our compensation strategy and policies to allow us to attract key employees and to determine that employees are rewarded appropriately for their contributions, that employees are motivated to achieve our objectives, that key employees are retained, and that such strategy and policies support our objectives, including the interests of our stockholders. The Compensation Committee also approves the salaries, bonuses and other compensation for all executive officers, and reviews and recommends to the full Board the compensation and benefits for non-employee directors. The members of the Compensation Committee are Richard R. Jaros (Chairman), Michael J. Mahoney, Arun Netravali and Dr. Albert C. Yates. The Board has determined that the members of the Compensation Committee are independent within the meaning of the listing standards of The NASDAQ Stock Market. The Compensation Committee met eight times in 2010.

        Additional information on the Compensation Committee's processes and procedures for consideration of executive compensation are addressed in the Compensation Discussion and Analysis below. In addition, the Compensation Committee's report follows at the end of the Compensation Discussion and Analysis. The Compensation Committee operates pursuant to a written charter. A copy of the Compensation Committee's charter is available on our website at www.level3.com.

  Compensation Committee Interlocks and Insider Participations

        None of the members of the Compensation Committee is currently our officer or employee. Until 1997, Mr. Jaros was an officer of the company.

Nominating and Governance Committee

        The Nominating and Governance Committee provides oversight and guidance to the Board to ensure that the membership, structure, policies, and practices of the Board and its committees facilitate the effective exercise of the Board's role in the governance of the company. The Committee (i) reviews and evaluates the policies and practices with respect to the size, composition, independence and functioning of the Board and its committees (ii) reflects those policies and practices in our Corporate Governance Guidelines, and (iii) evaluates the qualifications of, and recommends to the full Board, candidates for election as directors. The members of the Nominating and Governance Committee are Admiral James O. Ellis, Jr. (Chairman), John T. Reed and Michael B. Yanney. The Board has determined that the members of the Nominating and Governance Committee are independent within the meaning of the listing standards of The NASDAQ Stock Market. The Nominating and Governance Committee met two times in 2010.

        The Nominating and Governance Committee operates pursuant to a written charter. A copy of the Nominating and Governance Committee's charter is available on our website at www.level3.com.

 Additional Information for Submission of Nominations for Director

        Our By-laws require that a stockholder who wishes to nominate an individual for election as a director at our Annual Meeting of Stockholders must give us advance written notice not less than 60 days prior to the anniversary date of the prior year's Annual Meeting of Stockholders and not more than 90 days prior to the anniversary date of the prior year's Annual Meeting of Stockholders, in connection with next year's Annual Meeting of Stockholders and must be a stockholder of record on the date of the giving of the required notice and on the record date for the determination of stockholders entitled to vote at that meeting.

        The stockholder's notice must provide as to each person whom the stockholder proposes to nominate for election as a director:

  •
  the name, age, business address and residence address of the person;

  •
  the principal occupation or employment of the person;

  •
  the class or series and number of shares of our capital stock that are owned beneficially or of record by the person; and

  •
  any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder.

        In addition, as to the stockholder giving the notice, the stockholder must indicate:

  •
  the name and record address of such stockholder;

  •
  the class or series and number of shares of our capital stock that are owned beneficially or of record by such stockholder;

  •
  a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names and addresses) pursuant to which the nominations(s) are to be made by such stockholder;

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  a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and

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  any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

        This notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. All notices must be delivered or mailed to the Secretary, Level 3 Communications, Inc., 1025 Eldorado Boulevard, Broomfield, Colorado 80021.

 Information About our Executive Officers

        Set forth below is information as of March 15, 2011, about our executive officers other than Mr. Crowe and Mr. Miller. Our executive officers have been determined in accordance with the rules of the SEC.

Name	Age	Position
Jeff K. Storey	50	President and Chief Operating Officer
Sunit S. Patel	49	Executive Vice President and Chief Financial Officer
John M. Ryan	48	Executive Vice President, Chief Legal Officer and Secretary
Andrew Crouch	40	President Sales, Level 3 Communications, LLC
Eric J. Mortensen	52	Senior Vice President and Controller

        Jeff K. Storey has been the President and Chief Operating Officer of Level 3 since December 2008. From December 2005 until May 2008, Mr. Storey, was President—Leucadia Telecommunications Group of Leucadia National Corporation, where he directed and managed Leucadia's investments in telecommunications companies. Prior to that, beginning in October 2002 Mr. Storey was President and Chief Executive Officer of WilTel Communications Group, LLC until its sale to the Company in December 2005. Prior to this position, Mr. Storey was Senior Vice President—Chief Operations Officer, Network for Williams Communications, Inc., where he had responsibility for all areas of operations for the company's communications network, including planning, engineering, field operations, service delivery and network management.

        Sunit S. Patel has been Chief Financial Officer and an Executive Vice President of Level 3 since March 2008. Prior to that, Mr. Patel was Chief Financial Officer from May 2003 and a Group Vice President of Level 3 from March 2003 to March 2008. Prior to that, Mr. Patel was Chief Financial Officer of Looking Glass Networks, Inc., a provider of metropolitan fiber optic networks, from April 2000 until March 2003. Mr. Patel was Treasurer of WorldCom Inc. and MCIWorldcom Inc., each long distance telephone services providers from 1997 to March 2000. From 1994 to 1997, Mr. Patel was Treasurer of MFS.

        John M. Ryan has been Executive Vice President, Chief Legal Officer and Secretary of Level 3 since February 2011. Mr. Ryan is responsible for Level 3's legal and regulatory functions worldwide. Prior to his current position, Mr. Ryan was Senior Vice President and Assistant Chief Legal Officer of Level 3 Communications, LLC from March 2007, responsible for the customer and vendor contracting groups and the public policy group. Mr. Ryan was a Senior Vice President within the Legal Department from June 2004, and was a Vice President in the Legal Department from December 1999 through June 2004. Prior to December 1999, Mr. Ryan was a partner and associate at Fraser Stryker Law Firm in Omaha, where his practice focused on the communications industry.

        Andrew Crouch has been the President Sales for Level 3 Communications, LLC since August 2010. Prior to that, Mr. Crouch was President of the Wholesale Markets Group for Level 3 Communications, LLC from January 2008 until August 2010, after serving as Group Vice President of Sales for the Wholesale Markets Group beginning in April 2006. Prior to that, Mr. Crouch served as the Senior Vice President of the Carrier Channel from January 2005 to April 2006, and Senior Vice President of the Enterprise Voice Services from January 2004 to January 2005, all for Level 3 Communications, LLC. Mr. Crouch began his career at Level 3 Communications, LLC in November 2001 as the Senior Vice President of Sales for the Cable and ISP Channel and held this position until December 2003. Before joining Level 3, Mr. Crouch served as the Deputy General Manager within the Corporate Clients Division at British Telecom. He also served as the Vice President of Commercial

Operations for Concert Communications, a joint venture between British Telecom and AT&T from January 2000 to October 2001.

        Eric J. Mortensen has been Senior Vice President and Controller of Level 3 since 2003. Prior to that, Mr. Mortensen was Vice President and Controller of Level 3 from 1999 to 2003 and was the Controller of Level 3 from 1997 to 1999. Prior to that, Mr. Mortensen was Controller and Assistant Controller of Kiewit Diversified Group for more than five years.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

        The following Compensation Discussion and Analysis describes the material elements of compensation for our executive officers identified in the Summary Compensation Table, how these officers were compensated in 2010, and how this compensation furthers our established compensation philosophy and objectives. These officers are referred to as our Named Executive Officers.

        In 2010, we made steady progress in the business, demonstrating growth in Core Network Services revenue over the course of the year. We achieved this revenue growth while also improving our gross margin, which contributed to growth in Consolidated Adjusted EBITDA from each quarter to the next during 2010.

        In addition, our investments in our local markets began to show results in 2010. By May of 2010, we had completed 24 local market launches throughout the United States. In the second half of the year, we saw a turnaround in mid-market Core Network Services revenue, with growth of 1% from the second quarter to the third quarter, and 3% from the third quarter to the fourth quarter. Across the company, quota bearing sales headcount increased by more than 15% from 2009 to 2010. We believe that these results and actions taken during 2010 position us for what we believe will be growth in 2011.

        As discussed more fully below, the Compensation Committee of the Board—or the Compensation Committee—makes all final decisions for the total direct compensation—that is, the base salary, bonus and stock-based long-term incentive awards—of our Named Executive Officers. Our compensation program seeks to achieve an efficient balance between competitive fixed salaries, short-term performance-based bonuses that provide the opportunity to earn above-market cash compensation for above-market performance, and long-term compensation that is tied to the performance of our common stock. We believe that each of these elements plays a meaningful role in a broad-based compensation program and work together to encourage sustainable performance while supporting our recruiting and retention needs.

        With respect to discretionary performance-based compensation for 2010, the Compensation Committee focused on the achievement of our overall financial goals, including $2.8 billion in Core Network Services Revenue, $849 million in Communications Adjusted EBITDA, and above-budget Sustainable Free Cash Flow. In addition, our Named Executive Officers participated in the achievement of meaningful goals relating to improvements in customer experience and the completion of several liability management and capital markets activities. Consistent with past practice, our long-term incentive program for 2010 consisted in part of equity awards that derive value only to the extent that our Named Executive Officers produce above-market results over a multi-year performance period.

        The Compensation Committee continues to emphasize the importance of flexibility and discretion in making its determinations in respect of Named Executive Officer compensation, which permits it to modify and adjust compensation arrangements as it deems necessary or appropriate in the face of unique market- or personnel-related circumstances. For more information regarding our compensation program generally and compensation decisions made in respect of our most recent fiscal year, please see "Determination of Total Compensation for 2010" below.

Compensation Philosophy

        Core Beliefs.    We believe that our success depends in large part on our ability to attract, retain and motivate qualified employees who possess the skills necessary to grow our business. In furtherance of these goals, management and our Compensation Committee believe that our compensation programs should reflect our compensation philosophy, which includes the following core beliefs:

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  our employees should be rewarded fairly and competitively through a mix of base salary, short- and long-term incentives, benefits, career growth and development opportunities and a work environment that allows our employees to achieve results;

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  our compensation programs should be flexible in order to meet the needs of our business and are reviewed as appropriate by our Compensation Committee;

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  employee ownership demonstrates an economic stake in our business that aligns employees' interests with those of our stockholders;

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  our compensation programs in particular for our more senior employees should be based heavily on creating long-term value, which we believe is best measured by stock price performance;

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  our compensation programs are supported by an effective performance review and management process; and

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  we provide an above-market total compensation opportunity for exceeding expected performance.

        Assessment of Risk.    The Compensation Committee is aware that compensation arrangements, if not properly designed, could encourage inappropriate or excessive risk-taking. In structuring our compensation programs and awards, the Compensation Committee seeks to avoid any material risk by balancing the use of short-term cash compensation with long-term, stock-based compensation that is intended to correlate with increases in long-term stockholder value. The Compensation Committee, in particular, recognizes that an over-emphasis on short-term cash-based incentives can potentially lead to inadequate prioritization of longer-term considerations.

        The Compensation Committee believes that the short-term component of our Named Executive Officers' and our other employees' compensation, that is, annual cash incentive, does not encourage unnecessary or excessive risk-taking by these executives or our employees in general. Although each executive officer as well as each employee is eligible to receive a cash bonus under our bonus program, the payment of a bonus to any individual or the executive officers as a group is entirely at the discretion of our Compensation Committee.

        The Compensation Committee also believes that for those executives and our other employees who participate in our long-term incentive, or LTI, program, the LTI program does not incentivize these participants to take unnecessary or excessive risks. In the Compensation Committee's view, the vesting schedule for our restricted stock units, or RSUs, and the three-year cliff vesting feature of our outperform stock appreciation units, or OSOs, serve as an incentive for our Named Executive Officers and other recipients of these awards to remain with us and to focus their efforts on all elements of our performance that influence long-term common stock price appreciation. We believe that having regular fixed award dates that are coupled with vesting requirements over a three-year or four-year period for RSUs and a three-year period for OSOs provides a recurring schedule of regular potential award payouts that encourage our executives and other LTI program participants to avoid taking actions to generate short-term gains that are to our long-term detriment.

Setting Executive Compensation

        Based on our compensation philosophy and objectives, the Compensation Committee has structured our annual and long-term incentive-based cash and non-cash executive compensation to motivate executives to achieve our business goals and reward the executives for achieving these goals.

Compensation decisions for our Named Executive Officers generally take place in February. At this time, the Compensation Committee determines:

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  the base salary for the current year;

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  the long-term incentive award levels for the award year;

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  whether any bonus compensation will be paid for the recently completed year based upon our results as compared to the bonus program's goals and objectives and such other matters that the Compensation Committee determines to consider; and

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  the goals and objectives for the bonus program for the current year.

        The day-to-day design and administration of savings, health, welfare and paid-time-off plans and policies applicable to our employees in general and our Named Executive Officers are handled by teams of our Human Resources, Finance and Legal Department employees. The Compensation Committee (and in certain cases the entire Board) remains responsible for certain fundamental changes to these plans and policies outside of the day-to-day administrative requirements.

        In making its determinations on compensation, the Compensation Committee considers, among other factors, the executive's experience, skills, job position and responsibilities, individual contribution, and prior and expected future performance, as well as retention needs, internal pay equity, and surveys of Peer Group data, which is used as a guideline, not as a benchmark.

        For additional information relating to the Compensation Committee's decisions for 2010, please see the more detailed discussion below under the caption "—2010 Executive Compensation Components."

        Our Compensation Committee initially evaluates the performance of our Named Executive Officers as a team in meeting our overall corporate goals and objectives when determining salary, bonus and equity compensation. Individual performance targets or performance measures are not set for these Named Executive Officers. The determination of any payouts is at the full discretion of the Compensation Committee. The exercise of that discretion is informed by, among other things, the Compensation Committee's assessment of the executive team's overall performance in meeting our corporate goals and objectives.

        Role of the Executive Officers.    After the overall team assessment is completed, individual decisions are driven by a subjective assessment of the individual's role in contributing to the executive team's collective performance during the year. Based on Mr. Crowe's subjective view of each other Named Executive Officer's relative contribution to the team's overall performance, he provides to the Compensation Committee his recommendations for each such individual's base salary and short- and long-term incentive compensation. Mr. Crowe develops his recommendations by first applying his judgment to determine an appropriate distribution of base salary and incentive compensation among the Named Executive Officers. He then makes adjustments based on his subjective view of the individual's contribution based on the individual's role and/or whether the distribution is equitable. Mr. Crowe's recommendations, however, are not made by way of an assessment of the Named Executive Officers' performance using set individualized targets or performance measures. With respect to Mr. Crowe, the Compensation Committee establishes the base salary level and incentive compensation targets and amounts.

        The Compensation Committee retained Towers Watson & Co. as its independent compensation consultant for its 2010 compensation determinations. Towers Watson does not provide any services to us other than advising the Compensation Committee. In addition, we do not retain any compensation consultants other than in connection with sales force commission plans and receiving advice with respect to broad-based plans that do not discriminate in favor of our executive officers or directors, such as our 401(k) plan and our health insurance plans.

        In addition to providing information and analysis to the Compensation Committee, the Compensation Committee's consultant also provides the same information and analysis to Mr. Crowe, which in part informs his recommendations. With respect to 2010 compensation determinations, Mr. Crowe was also provided analyses that informed his recommendations by Mr. Thomas C. Stortz, who was the Executive Vice President, Chief Legal Officer and Secretary, Anthony S. Fogel, our Chief Human Resources Officer and Ms. Cathleen Chambliss, Senior Vice President responsible for compensation and benefits in our Human Resources Department. Through 2010, Mr. Stortz, as part of his duties, was the senior executive responsible for human resources matters. The Compensation Committee can exercise its discretion to implement, reject or modify any recommendations provided by any member of management, including Mr. Crowe.

        Peer Group.    In August 2009, the Compensation Committee modified the peer group of companies that it references. The modification was made as a result of the evolution of our business, our experience recruiting executive talent that indicates we often compete with communications companies for this talent, as well as the use by one or more institutional investors of a communications company peer group in assessing our performance. The Compensation Committee uses the peer group as an additional source of information in reviewing compensation decisions and overall compensation program design for our senior executives, including the Named Executive Officers. There were no changes in the companies included in our Peer Group for 2010.

        The following companies are included in our Peer Group:

American Tower Corporation	Liberty Global Inc.
Cablevision Systems Corporation	MetroPCS Communications, Inc.
CenturyTel, Inc.	NII Holdings, Inc.
Crown Castle International Corp.	Qwest Corporation
DISH Network Corporation	Telephone and Data Systems, Inc.
Embarq Corporation (purchased by CenturyTel)	tw telecom inc.
Frontier Communications Corporation	United States Cellular Corporation
Global Crossing Limited Windstream Corporation
Leap Wireless International Inc.

        To provide you with an indication of how Level 3 compares to the other members of the Peer Group, we note that as of the end of the most recent fiscal year for Level 3 and the other companies in the Peer Group, Level 3's percent ranking within the Peer Group for the metrics of total revenue, market capitalization, enterprise value, net income and EBITDA (earnings before interest, taxes, depreciation and amortization) was 63 percent, 5 percent, 42 percent, 6 percent and 30 percent, respectively.

        Summary.    Comparison information available in 2009, which was compiled from 2008 proxy statement information, was the latest compensation information from our Peer Group that was available to the Compensation Committee when it was making its determinations of the 2010 compensation for our Named Executive Officers. It is important to note that this information was not used as a target or to benchmark the compensation for our Named Executive Officers. When compared against the available 2009 information from our Peer Group, the Compensation Committee observed that the base salaries to be paid to our Named Executive Officers were generally at the 50th percentile of our Peer Group. Variations generally relate to the experience level of the individual and the fact that roles for a participating title may not match particularly well company to company.

        A significant percentage of total target compensation for our Named Executive Officers is allocated to bonus and equity compensation as a result of the philosophy and objectives described above. We do not have a pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. Rather, the Compensation Committee reviews information provided by its outside consultant as well as Mr. Crowe, Mr. Stortz, Mr. Fogel and Ms. Chambliss to determine the appropriate level and mix of base and incentive compensation. We also incorporate flexibility into our compensation programs and the assessment process to respond to and adjust for the evolving business and economic environment. Ultimately, however, the Compensation Committee exercises its full discretion to determine the allocation between cash and non-cash or short-term and long-term incentive compensation.

2010 Executive Compensation Components

  Background Information

        For the fiscal year ended December 31, 2010, the principal components of compensation for our Named Executive Officers were:

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  base salary;

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  discretionary cash bonuses; and

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  long-term equity incentive compensation.

Our compensation elements simultaneously fulfill one or more of our compensation philosophy goals and objectives. Our base salary and bonus decisions are designed to reward annual achievements and to be commensurate with the executive's scope of responsibilities, demonstrated leadership abilities, and management experience and effectiveness. Our other elements of compensation—in particular our long-term incentive program—focus on motivating and challenging the executive to achieve superior, longer-term, sustained results.

  Base Salary

        We provide our Named Executive Officers with base salary to compensate them for services rendered during the year. Salary levels are typically considered annually as part of our performance review process as well as upon a promotion or other change in job responsibility.

  Bonus

        Our cash bonus program, which we refer to as the Executive Bonus Program, is designed to reward our executives for the achievement of short-term financial and business goals. Although each executive officer is eligible to receive a bonus under our cash bonus program, the decision to pay a bonus to any individual or the officers as a group, and the actual level of the payment, is made by our Compensation Committee entirely at its discretion in light of all relevant factors after completion of the fiscal year.

        In May 2010, our Compensation Committee determined the 2010 business goals and objectives for the bonus program, which included certain financial and strategic goals. During 2010, the Compensation Committee determined to reduce the bonus targets for the Named Executive Officers so that the target amounts would be more in line with the competitive marketplace. Bonuses for 2010 did not have a minimum payout or maximum cap.

        Our Compensation Committee does not establish targets that if met by the Named Executive Officer or Officers automatically results in the payment of a bonus, or a portion of a bonus, to that individual or individuals. Instead, the Compensation Committee considers the satisfaction of a specific objective or goal as one factor that contributes to the exercise of the Compensation Committee's discretion to pay a bonus, and such goals are not intended as specific targets. It is the Compensation Committee's assessment of these measures or objectives after completion of the year, the Compensation Committee's determination of the percentage or level at which it determines to fund the bonus pool for the full employee base, and its assessment of the other factors that are described elsewhere in this Compensation Discussion and Analysis, that inform the Compensation Committee's exercise of its discretion in paying a bonus.

        In addition, while goals and targets may be set, actual payout is determined by the Compensation Committee taking into account additional activities such as mergers, acquisitions, divestitures and capital markets activities, prevailing market and economic conditions and the subjective assessment of individual performance. Where performance is above the targeted level of performance, the Compensation Committee may elect to pay a bonus above the range of expected payouts. Performance goals are generally assigned a weighting which is not absolute in its application, but serves as a guideline to inform the Compensation Committee's determination of the bonus payment level. Ultimately, the Compensation Committee retains full discretion to adjust bonus payouts to prevent inappropriate results, taking into account the overall context of our results so that bonuses are neither too low nor too high.

        Using the design principles described above for our Executive Bonus Program, in May 2010 the Compensation Committee set the following 2010 goals and objectives for the Executive Bonus Program, some of which were given more significant weighting than others:

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  Meet overall 2010 financial goals.  Performance against this goal is measured against 2010 budget targets, with substantial weight applied towards achievement of sustainable free cash flow targets and core network services revenue December exit run rate (that is, the amount of monthly core network services revenue as of the end of 2010). We defined sustainable free cash flow each quarter in 2010 as Adjusted EBITDA, less capital expenditures, less the average net cash interest expense for the trailing four quarters, plus/less average working capital for the trailing four quarters. This goal was given a 60 percent initial weighting by the Compensation Committee, which weighting did not change during the course of 2010.

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  Significantly improve the customer experience.  Performance against this goal is based on an assessment of customer satisfaction surveys and other internal company metrics that measure our customers' satisfaction with their experience in receiving services from Level 3. This goal was given a 30 percent initial weighting by the Compensation Committee, which weighting did not change during the course of 2010.

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  Ensure the company attracts and retains an appropriate workforce.  Performance against this goal is measured by an assessment of employee voluntary turnover rate and employee satisfaction. This goal was given a 10 percent initial weighting by the Compensation Committee, which weighting did not change during the course of 2010.

        From time to time during the course of the year, the Compensation Committee reviews the business goals and objectives for the Executive Bonus Program that are then in effect to confirm that these goals and objectives remain appropriate. The Compensation Committee therefore reserves the right to make adjustments during the year to the goals and objectives or the relative weighting assigned to the goals and objectives. However, no changes were made during 2010 to the goals and objectives that are described above for the 2010 Executive Bonus Program.

  Stock Awards

        Background.    Our Compensation Committee also believes that a critical component of our compensation philosophy is having the ability to provide appropriate incentives to employees through a long-term incentive program that is tied to stock price performance. Our current LTI program provides for two types of equity awards. The first type of equity award is a stock-indexed security referred to as an outperform stock appreciation right—or OSO—which is administered under our Level 3 Communications, Inc. Stock Plan—or the Stock Plan. The second type of equity award is restricted stock units—or RSUs—the restrictions on which lapse over a period of years, depending on the participant's continued employment and the terms of the specific grant, which is also administered under the Stock Plan. We believe that the use of OSOs and RSUs allows us to accomplish several objectives, including providing an "outperformance" element through the OSO grants that is balanced by the retention element provided by RSUs.

        Beginning in 2007, the Compensation Committee established the process of determining LTI award levels for a 12 month period beginning April 1 and continuing to March 31 of the subsequent year. For purposes of this Compensation Discussion and Analysis, we refer to this 12 month period for LTI awards as an Award Year.

        To determine the annual long-term incentive program award pool for all participants in the RSU and OSO award programs during the 2010 Award Year, including the Named Executive Officers, in early 2010, the Compensation Committee considered several factors as a guideline, including the Shareholder Value Transfer methodology, the run rate and additional measures that the Compensation Committee determined were appropriate. "Run rate" refers to another measure of the annual dilution to stockholders from our grant of common stock based awards, and is defined as a fraction, the numerator of which is the shares issued pursuant to a plan and the denominator of which is the total shares outstanding.

        The Shareholder Value Transfer methodology analyzes, as of the date of determination of the pool, the aggregate fair value or expense of long-term incentive awards as a percent of our total market capitalization, and is calculated on a gross basis without taking into account cancellations and forfeitures of awards. The Compensation Committee uses the Shareholder Value Transfer methodology in part because:

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  the Compensation Committee believes that this methodology is effective in determining the economic trade-offs between different grant types—such as stock options versus restricted stock units;

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  this methodology has the benefit of limiting the effect of stock price fluctuations on year-to-year grant levels—which under other methodologies could result in more shares being awarded when the common stock price is low and fewer shares being awarded when the common stock price is high;

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  certain third party research firms use this methodology to formulate their recommendation as to whether stockholders should approve or reject the authorization of shares of common stock to be issued under a stock based long-term incentive plan; and

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  this methodology also provides an additional measure of comparison to the members of our Peer Group.

For 2010, the Shareholder Value Transfer percentage used by the Compensation Committee as a guideline was approximately 1.5% of our market capitalization (as compared to a three-year average of 1.33% at the 75th percentile for the Peer Group), and the run rate was approximately 1.285%, both of which the Compensation Committee concluded was appropriate.

        Given the overall downturn of the economy and the resulting stock trading levels in 2008 and 2009 as well as the subsequent economic recovery, management and the Compensation Committee's consultant believed companies would adopt a higher Shareholder Value Transfer percentage for 2010. Towers Watson noted for the Compensation Committee that the difference from the Peer Group in the three-year gross Shareholder Value Transfer percentage relates to the value of the OSOs, which are valued at approximately 130% of the award's face value, while most non-qualified options used by the companies in the Peer Group are valued at approximately 30 percent to 50 percent of face value. We note that the Shareholder Value Transfer amount may not represent the ultimate value actually delivered to the individual recipients over time, since the actual value is determined by the then current stock price at the time of settlement for OSOs or lapse of restrictions for RSUs.

        The award level for each Named Executive Officer for the 2010 Award Year was determined by the Compensation Committee in its full discretion, using as a guideline competitive data from the Peer Group, as well as the general factors discussed above. The Compensation Committee will continue to review the effectiveness of our long-term incentive program in light of both changing market conditions and the changing complexion of our business and workforce.

        OSOs.    OSOs derive value from the appreciation of our common stock above a base price equal to the fair market value of our common stock on the date of grant as adjusted (but not below the initial base price) to reflect the change in value of the S&P 500® Index during the term of the OSO. Upon vesting and settlement, which for awards granted in 2010 will both occur on the third anniversary of the grant date, subject to continued employment, the holder will receive an amount equal to the "spread" between the adjusted base price and the price of our common stock multiplied by a "success multiplier," which ranges from 0 to 4 on a straight line basis to reflect the amount, ranging from 0% to 11%, by which our common stock outperforms the S&P 500® Index. OSOs are granted on a quarterly basis, and the Compensation Committee feels that the fixed settlement of the OSOs three years from the date of grant provides a meaningful holding period that supports the alignment of our LTI program with the interests of our stockholders.

        RSUs.    An RSU represents our agreement to issue to the employee shares of our common stock on the date that the restrictions lapse (or, in the Compensation Committee's discretion in connection with a change in control, cash), so long as the employee is employed on that date. RSUs are granted on a regular, fixed annual basis. The restrictions on RSUs generally lapse in equal annual installments over three or four years, depending on the employee's continued employment and the terms of the specific grant. When the restrictions lapse, the employee is issued the number of shares of common stock equal to the number of RSUs for which the restrictions have lapsed on that date.

        Change in Control.    Our OSOs generally settle upon a change in control of Level 3 Communications, Inc. In addition, the restrictions on our RSUs generally lapse upon a change of control. This acceleration is generally the only benefit automatically obtained upon a change of control by our Named Executive Officers and other employees who receive these awards. This type of benefit on a change of control is often referred to as a "single trigger" provision. A "double trigger" provision would require that the employee also have his or her position terminated or materially changed in order for the awards to accelerate.

        The definition of what constitutes a "change of control" is set forth in our Stock Plan. The following summary is qualified in its entirety by reference to the full definition included in the Stock Plan. The definition of what constitutes a change of control in the Stock Plan can be summarized as follows.

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  a change in ownership or control of Level 3 Communications, Inc. effected through a transaction or series of related transactions (other than an offering of our common stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any "person" (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934) or any two or more persons deemed to be one "person" (as used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934), other than Level 3 Communications, Inc. or any of its affiliates (as defined in the Stock Plan), or an employee benefit plan maintained by Level 3 Communications, Inc. or any of its affiliates, directly or indirectly acquire "beneficial ownership" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of securities of Level 3 Communications, Inc. possessing more than fifty percent (50%) of the total combined voting power of Level 3 Communications, Inc.'s securities outstanding immediately after such acquisition; or

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  the date upon which individuals who, as of May 20, 2010, constitute the Board of Directors of Level 3 Communications, Inc. (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to May 20, 2010, whose election, or nomination for election by the Level 3 Communications, Inc. stockholders, was approved by a vote of at least a majority of the directors then constituting the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board since May 20, 2010, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

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  the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of Level 3 Communications, Inc. to any "person" (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934) or to any two or more persons deemed to be one "person" (as used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934) other than Level 3 Communications, Inc.'s affiliates (as defined in the Stock Plan).

        In addition, the Compensation Committee may, by a written determination prior to the consummation of an event or transaction, determine that such event or transaction does not constitute a Change in Control, provided that the Compensation Committee reasonably concludes that such event or transaction (i) is not likely to result in a significant change to the identities of the persons functioning as our senior management, either immediately or in the foreseeable future (it being understood that the Compensation Committee need not conclude that no changes in our senior management are likely to occur), and (ii) is not likely to result in control of the Board (or a significant portion of the Board's functions) being transferred to a single person or entity, either immediately or in the foreseeable future, with certain specified exceptions.

        We also have a requirement that the change of control must also qualify as a "change in control event" as defined in Treasury Regulation 1.409A-3(i)(5)(i), so that our RSUs will be compliant with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended. In the event that there is a change in control as defined by the Stock Plan that does not qualify as a change in control event under Section 409A, if the employee undergoes a separation from service on account of his or her termination of employment by us without cause following that change in control, we will, in our sole discretion, either (a) issue all unissued shares of our common stock issuable pursuant to the RSU award to the employee or (b) pay the employee in a combination of cash and stock the value of those shares of our common stock as provided for in the Stock Plan.

        We have a so-called "single" trigger acceleration for equity awards for the following reasons:

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  Single trigger vesting ensures that ongoing employees are treated the same as terminated employees with respect to outstanding equity grants.

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  Single trigger vesting provides employees with the same opportunities as stockholders, who are free to sell their equity at the time of the change in control event and thereby realize the value created at the time of the transaction.

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  The employing company that made the original equity grant will no longer exist after a change in control and employees should not be required to have the fate of their outstanding equity tied to the new company's future success.

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  Single trigger vesting on performance-contingent equity, in particular, is appropriate given the difficulty of replicating the underlying performance goals.

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  Single trigger vesting serves to support the compelling business need to retain key employees during the uncertain times preceding a change in control.

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  A single trigger on equity vesting can be a powerful retention device during change in control discussions, especially for more senior executives where equity represents a significant portion of their total pay package.

        Modifications Generally.    From time to time, our Compensation Committee evaluates all elements of our LTI programs. Our Compensation Committee from time to time may make changes to any or all of the elements of these programs to reflect the changing needs related to attracting, retaining and motivating our Named Executive Officers. These changes may be based, in part, on market conditions and the LTI program of competitors. Management and the Compensation Committee regularly review our compensation programs to determine whether these programs are accomplishing our goals in the most cost-effective manner.

Determination of Total Compensation for 2010

  Base Salary

        In February 2010, the Compensation Committee reviewed the 2010 base salary for Mr. Crowe and the base salaries for the other Named Executive Officers for 2010, which were based on recommendations by Mr. Crowe. No adjustments were made to the base salaries of the Named Executive Officers for 2010.

        We believe that Mr. Crowe's salary as a multiple of the other Named Executive Officers' salaries is in line with traditional multiples for the chief executive officer. The Compensation Committee also believes that the differences are explained by the positions that the individuals hold and are based on individual performance evaluations only to the extent described above.

  Bonus

        In determining the 2010 bonus compensation for the Named Executive Officers, the Compensation Committee considered these Named Executive Officers' performance as a group against the objectives described above. These results included the following items.

        Meet overall 2010 financial goals.    The following table summarizes our Board of Directors approved budget targets, which in some cases are equal to our publicly issued guidance, as well as our actual results for 2010.

Metric ($ in millions)	2010 Communications Budget	2010 Communications Full Year Results
Core Network Services revenue	$2,823	$2,827
Communications Adjusted EBITDA	$810	$849
December Core Network Services Run Rate	$240	$240
Sustainable Free Cash Flow	$(85)	$(68)

        The actual results for 2010 for Core Network Services revenue were approximately 100% of budget. Communications Adjusted EBITDA, the metric that was given the highest weighting by the Compensation Committee, was approximately 105% of budget. December Core Network Services Run Rate was 100% of budget. Sustainable Free Cash Flow for 2010 was approximately $17 million favorable to budget.

        Significantly improve the customer experience.    During the course of the year, our performance against this goal was measured by various customer satisfaction survey data. During this period, we experienced (i) a 25% increase in the number of customers indicating that their overall satisfaction with our service issue resolution was in the two highest categories on our five category survey, (ii) a 15% increase in the number of customers indicating that their overall satisfaction was in the lowest two categories of our five category survey, (iii) an 18% decrease in the number of customers indicating that their overall satisfaction with our ordering and installation process was in the two highest categories on our five category survey, and (iv) a 25% increase in the number of customers indicating that their overall satisfaction was in the lowest two categories of our five category survey.

        Ensure the company attracts and retains an appropriate workforce.    Given the nature of this objective, no specific quantitative targets were established by the Compensation Committee. The Compensation Committee agreed with management's assessment that we have been able to attract and retain the appropriate workforce, based in part on the review of our overall voluntary turnover rate and the rate of voluntary termination by employees who were rated in the two highest of the five total categories of our job performance measures as well as the rate of voluntary termination of vice presidents and above.

        In addition to the review of these factors, the Compensation Committee also considered liability management and capital markets activities completed during 2010. These activities, and the associated changes to our balance sheet, can be summarized as follows.

  •
  The sale of $640 million aggregate principal amount of 10% Senior Notes due 2018 in a private offering. The notes were priced to investors at 97.982% of their principal amount.

  •
  The completion of Level 3 Financing, Inc.'s tender offer and consent solicitation for its 12.25% Senior Notes due 2013. An aggregate of $546,912,000 principal amount of these notes were validly tendered in the tender offer.

  •
  The redemption of $171,800,000 aggregate principal amount of our 10% Convertible Senior Notes due 2011 at a redemption price of $1,016.70 per $1,000.00 principal amount, plus accrued and unpaid interest. These notes had a maturity date of May 1, 2011.

  •
  The sale of $201 million aggregate principal amount of our 6.5% Convertible Senior Notes due 2016 in an underwritten offering. These convertible senior notes are convertible into our common stock at an initial conversion price of $1.235 per share.

  •
  During 2010, we purchased an aggregate of $7.4 million principal amount of debt for an aggregate of $7.3 million plus accrued and unpaid interest. As a result of these repurchases, we saved interest expense of $500,000 in 2010.

        The Compensation Committee, as well as the full Board of Directors, continues to be satisfied with Mr. Crowe's leadership of the company and his performance during 2010. While we achieved many of the financial measures for the "Meet overall 2010 financial goals" objective, the Compensation Committee also believes that the percentage growth rate of quarter over quarter Core Network Services revenue did not reach a level that was satisfactory until the end of 2010. In addition, the Compensation Committee was not satisfied with the decrease in our overall customer satisfaction survey results that related to our ordering and installation process. The Compensation Committee determined, however, that 2010 was an important year in terms of operational improvements and financial achievements as well as the capital markets and liability management transactions completed during the year. It was these beliefs and the Compensation Committee's assessment of the company's performance against the objectives described above that informed the Compensation Committee's determination of the level at which to fund the bonus pool for the broad employee base. As a result, the Compensation Committee concluded that Mr. Crowe and the other Named Executive Officers should be compensated accordingly.

        Based on the successes described above, the Committee approved the payment of bonuses as indicated in the table below:

James Q. Crowe	$1,141,000
Sunit S. Patel	$380,000
Jeff K. Storey	$506,000
Charles C. Miller, III	$404,000
Thomas C. Stortz	$380,000

  Stock Based Awards.

        Grant Decisions for the 2010 Award Year.    At the beginning of the 2010 Award Year, a fixed annual award number was determined for RSUs and OSOs for each eligible employee, consistent with the Compensation Committee's practices. The Compensation Committee also used as a guideline in determining the award levels competitive data from our Peer Group. While the award numbers are fixed for the applicable Award Year, the Compensation Committee reserves the right to make changes to this program—including the fixed award amounts—as conditions in the market or our business require; however, these fixed amounts were not adjusted during the 2010 Award Year

        For the determination of LTI award levels, we do not set individual performance targets or performance measures for our Named Executive Officers. The determination of any award levels for all Named Executive Officers is in the full discretion of the Compensation Committee. The exercise of that discretion is informed by, among other things, the Shareholder Value Transfer methodology and the resulting run rate as well as the executive team's overall performance as assessed by the Compensation Committee. After the overall team assessment is completed, individual decisions are driven by a subjective assessment of the individual's role in contributing to the executive team's collective performance during the year. Based on Mr. Crowe's subjective view of the relative contribution of the other Named Executive Officers to the team's overall performance, he provides to the Compensation Committee his recommendations for each individual's LTI award level. Mr. Crowe develops his recommendations by first applying his judgment to what is an appropriate distribution of LTI awards among the Named Executive Officers and then he may make adjustments based on his personal subjective view of the individual's contribution through the individual's role and/or whether the distribution is equitable. Mr. Crowe's adjustments, however, are not made by way of an assessment of the Named Executive Officers' performance using set individualized targets or performance measures. The Compensation Committee establishes the level of LTI awards for Mr. Crowe.

        Each Named Executive Officer had the following award levels for the 2010 Award Year, some of which were awarded during 2010 and some of which will be awarded during 2011, since the Award Year begins on April 1 and runs through March 31 of the following calendar year.

Name	RSUs	OSOs
James Q. Crowe	1,393,640	1,393,640
Sunit S. Patel	467,884	467,884
Jeff K. Storey	802,088	802,088
Charles C. Miller, III	512,444	512,444
Thomas C. Stortz	467,884	467,884

        As participants in our LTI program during calendar year 2010, each Named Executive Officer received the RSUs and OSOs indicated in the table below. These awards were made during a portion of the 2009 Award Year and a portion of the 2010 Award Year.

Name	RSUs	OSOs
James Q. Crowe	1,682,474	1,334,064
Sunit S. Patel	544,909	427,938
Jeff K. Storey	927,713	727,191
Charles C. Miller, III	610,568	482,457
Thomas C. Stortz	549,724	432,753

        Given Mr. Crowe's and the other Named Executive Officers' roles in leading Level 3 during 2010 and the challenges and achievements for the year, the Compensation Committee considers the total remuneration provided to the Named Executive Officers for 2010 to be appropriate.

  Other Compensatory Benefits

        As salaried, U.S.-based employees, the Named Executive Officers participate in a variety of health and welfare and paid time-off benefits designed to enable us to attract and retain our workforce in a competitive marketplace. Health and welfare and paid time-off benefits help ensure that we have a productive and focused workforce through reliable and competitive health and other benefits.

  Perquisites

        We limit the perquisites that we make available to our Named Executive Officers. With the exception of the personal use of our corporate aircraft—which is discussed below—our Named Executive Officers are entitled to no benefits that are not otherwise available to all of our employees. In this regard it should be noted that we do not provide company vehicles, club memberships, financial consulting, pension arrangements, post-retirement health coverage, or similar benefits for our Named Executive Officers or other employees.

        We provide our Named Executive Officers personal use of our corporate aircraft because we believe that this benefit generally affords us increased security and allows our executives to work more efficiently and productively when traveling for personal reasons. For personal use of our corporate aircraft by Messrs. Crowe and Storey, we impute income as described below. For all other Named Executive Officers, any personal use of our corporate aircraft is pursuant to an Aircraft Time-Share Agreement, pursuant to which the Named Executive Officer is responsible to reimburse us for our incremental cost of providing his personal use of the corporate aircraft. For the Named Executive Officers other than Messrs. Crowe and Storey, when a guest accompanies the Named Executive Officer on business travel and when required by applicable Internal Revenue Service regulations, we impute as income to that executive the cost of that additional travel.

        For Mr. Crowe and Mr. Storey, we impute as income the cost of personal travel as well as when required by Internal Revenue Service regulations the personal travel of any guest that accompanies Mr. Crowe or Mr. Storey. To calculate the amount of imputed income, we use the Internal Revenue Service's Standard Industry Fare Level, or SIFL, rates. For 2010, Mr. Crowe had $111,056 of imputed income and Mr. Storey had $7,926 of imputed income. These amounts differ from the amounts disclosed in the Summary Compensation Table below, which we have calculated as $218,720 and $16,757, for Mr. Crowe and Mr. Storey, respectively, which represents our incremental cost to provide the benefit.

        Prior to 2010, Mr. Crowe reimbursed us pursuant to an Aircraft Time-Share Agreement for our incremental cost of providing his personal use of our corporate aircraft. The Compensation Committee determined to revisit the policy and, after considering both the cash-flow and tax implications to

Mr. Crowe and the Company, the reasons described above for permitting our Named Executive Officers to use the corporate aircraft when traveling on personal business and the practices of our Peer Group as additional guidance, the Compensation Committee determined that imputing income to Mr. Crowe for his personal use of the corporate aircraft was appropriate. The Compensation Committee has also determined to apply this revised policy to Mr. Storey's personal use of our corporate aircraft. The Compensation Committee intends to review this policy at least annually.

  Post-Employment Compensation

        Pension Benefits.    We do not provide pension arrangements or post-retirement health coverage for our Named Executive Officers. Our Named Executive Officers, as well as all of our U.S.-based employees, are eligible to participate in our 401(k) plan. We provide a matching contribution to all participants in the 401(k) plan, including our Named Executive Officers, through units in the Level 3 Stock Fund. For 2010, we matched up to 100% of 3% of eligible earnings, or regulatory limits if lower, for the balance of the year. Neither our Named Executive Officers nor our other employees are able to purchase units in the Level 3 Stock Fund. Other than Mr. Storey, all of our Named Executive Officers have more than three years of service with us, and as a result, each of the Named Executive Officers, other than Mr. Storey, is fully vested in the units of the Level 3 Stock Fund in his 401(k) plan account. Mr. Storey is 66% vested based upon his years of service with us as of December 31, 2010.

        For the year ended December 31, 2010, the Compensation Committee did not approve a discretionary grant to the 401(k) share accounts of qualifying U.S.-based employees, including all of the Named Executive Officers. Historically, this discretionary grant, if made, has been in the form of units in the Level 3 Stock Fund. The Compensation Committee determined that based on our performance in 2010 and the price for our common stock at December 31, 2010, that the large number of shares of our common stock that would be necessary to fund this discretionary grant, that is, the dilution, that a discretionary grant to the 401(k) share accounts would not be appropriate at this time.

        Retirement Benefit.    Upon a Named Executive Officer's retirement in accordance with our retirement program, the restrictions on all outstanding RSUs lapse and OSOs are retained by the individual until those OSOs settle on the third anniversary of their grant, provided that the OSO then has a positive value.

        Stortz Retirement.    On February 16, 2011, Mr. Stortz and Level 3 Communications, LLC—or Level 3 LLC—on behalf of its parent and affiliates entered into a Retirement Agreement and General Release, providing for his retirement to be effective April 1, 2011. In connection with his retirement, Mr. Stortz will receive no later than June 6, 2011, a lump sum amount equal to $712,500, which represents eighteen months of his base salary. In addition, if Level 3 LLC pays a discretionary bonus to its current employee base for calendar year 2011, Mr. Stortz will be eligible to receive 25% of his targeted bonus amount of $475,000, multiplied by the percentage to which Level 3 LLC funds any such discretionary bonus for calendar year 2011.

        In exchange for the benefits offered in the Agreement, Mr. Stortz provided to Level 3 LLC a general release with respect to any claims arising out of his employment or retirement. Mr. Stortz also agreed to customary non-solicitation, no-hire, non-interference, and non-competition covenants for a period of 12 months from April 1, 2011.

        In accordance with the current retirement benefit program and the terms of the applicable OSO award agreements, the 1,032,247 unvested and outstanding OSOs held by Mr. Stortz will remain outstanding and eligible to settle following his retirement. As of February 17, 2011, the OSOs had a value of $335,642.75. Also in accordance with the current retirement benefit program and the terms of the applicable RSU award agreements, the restrictions on Mr. Stortz's outstanding 773,779 RSUs will all lapse on April 1, 2011, and such RSUs will settle in shares upon the six-month anniversary of his retirement. As of February 17, 2011, the shares of the Company's common stock underlying these RSUs had a value of $1,091,028.39.

        Nonqualified Deferred Compensation.    We do not provide any nonqualified defined contribution or other deferred compensation plans.

        Other Post-Employment Payments.    All of our Named Executive Officers are employees-at-will and as such do not have employment contracts with us.

Stock Ownership Guidelines

        The Compensation Committee has adopted guidelines for ownership of our common stock for our senior executives. The Compensation Committee reviews these guidelines at least annually, and may update or modify them based on a variety of factors including the composition of our senior management team and stock market conditions. Stock held by the individual, his or her spouse and minor children, along with shares of our common stock held in the individual's 401(k) Plan account and in trusts for the benefit of these individuals, will be included for purposes of determining the individual's satisfaction of the ownership guidelines. The guidelines for 2010 were as follows:

CEO	1,000,000
COO and President/Vice Chairman	500,000
Chief Legal Officer/Chief Financial Officer	250,000
President level officer	150,000
Members of Board of Directors	50,000

        The Compensation Committee has concluded that grants of restricted stock or restricted stock units will not be made to assist individuals in meeting the ownership guidelines. In addition, the Compensation Committee has concluded not to force individuals to make either private or open market purchases of our common stock to meet the ownership guidelines. Rather, the Compensation Committee has concluded that after a period of 5 years beginning on the later of (a) the date that the individual is elected to the relevant position and (b) February 2007, if the individual was serving in the position in February 2007, until such time as the individual is in compliance with these guidelines, 25% of the shares of our common stock issuable upon any OSO exercise or settlement or upon the settlement of restricted stock unit should be held by the individual in the form of shares of our common stock until such time as the guideline has been met. The failure of an individual to make a good faith effort to meet the guidelines in a timely manner and to maintain their compliance with the guidelines will be a significant factor in the Compensation Committee's and senior management's determinations of the individual's future bonus payments and long-term incentive compensation awards.

        Effective February 2011, the Board of Directors, based on a joint recommendation of the Compensation Committee and the Board's Nominating and Governance Committee, increased the stock ownership guideline for non-employee members of the Board of Directors to 300,000 shares.

Potential Effect on Compensation from Executive Misconduct

        If our Board determines that an executive officer has engaged in fraudulent or intentional misconduct, the Board would take action to remedy the misconduct, prevent its recurrence, and impose such discipline on the wrongdoers as would be appropriate. Discipline would vary depending on the facts and circumstances, and may include, without limit, (1) termination of employment, (2) initiating an action for breach of fiduciary duty, and (3) if the misconduct resulted in a significant restatement of our financial results, seeking reimbursement of any compensation paid or awarded to the executive that is greater than what would have been paid or awarded if calculated based on the restated financial results. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities.

Section 162(m) of the Internal Revenue Code

        The Compensation Committee takes into consideration the tax deductibility limitation of Section 162(m) of the Internal Revenue Code of 1986, or the Code, when making compensation decisions for our Named Executive Officers. Generally, Section 162(m) limits the amount of compensation that a public company can deduct for federal income tax purposes to the extent that the compensation is greater than $1.0 million and does not fall within that section's exemptions. Our OSO program is intended to meet the requirements for "qualified performance-based compensation" exempt from these deductibility limitations. Our bonus program, however, would not qualify for the exemptions contained in Section 162(m). The Compensation Committee does not believe it is advisable to adopt a strict policy against paying nondeductible compensation, and may do so in appropriate circumstances. While the Compensation Committee takes into consideration the tax deductibility limitation of Section 162(m), at the present time, the Compensation Committee's determination with respect to the payment of compensation to our Named Executive Officers is not affected by this tax deductibility limitation.

Compensation Committee Report

        The Compensation Committee of the Board has reviewed this Compensation Discussion and Analysis and discussed that analysis with management. Based on its review and discussions with management, the committee recommended to our Board that this Compensation Discussion and Analysis be included in Level 3's Form 10-K for the year ended December 31, 2010 and Level 3's Proxy Statement with respect to the 2011 Annual Meeting of Stockholders. This report is provided by the following independent directors, who comprise the committee:

Richard R. Jaros (Chairman)
Michael J. Mahoney
Arun Netravali
Albert C. Yates

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
James Q. Crowe	2010	$815,000	$1,141,000	$1,960,984	$2,255,214	$226,070	$6,398,268
Chief Executive Officer	2009	$815,000	$800,000	$1,184,218	$1,355,383	$16,500	$4,171,101
	2008	$812,692	$1,800,000	$1,195,970	$1,724,933	$15,500	$5,549,095
Sunit S. Patel	2010	$475,000	$380,000	$627,842	$717,501	$7,350	$2,207,693
Chief Financial Officer	2009	$475,000	$260,000	$315,803	$361,448	$16,500	$1,428,751
	2008	$438,846	$650,000	$1,077,731	$473,995	$15,500	$2,656,072
Jeff K. Storey(3)	2010	$550,000	$506,000	$1,066,482	$1,217,247	$24,107	$3,363,836
President & Chief Operating	2009	$550,000	$330,000	$795,063	$589,509	$79,164	$2,343,736
Officer	2008	$31,731	$275,000	—	—	—	$306,731
Charles C. Miller, III	2010	$505,000	$404,000	$708,694	$813,187	$7,350	$2,438,231
Executive VP & Vice Chairman	2009	$505,000	$280,000	$402,307	$460,456	$16,500	$1,664,263
	2008	$502,692	$630,000	$424,282	$611,315	$15,500	$2,183,789
Thomas C. Stortz	2010	$475,000	$380,000	$635,209	$727,070	$7,350	$2,224,629
Executive VP & Chief Legal	2009	$475,000	$260,000	$335,544	$384,045	$16,500	$1,471,089
Officer	2008	$471,154	$620,000	$1,148,574	$504,147	$15,500	$2,759,375

(1)
We award both restricted stock units ("RSUs"), and outperform stock appreciation rights ("OSOs"), as part of our long-term incentive program. These awards vest over a number of years. When an award is made, the fair value of all shares granted, regardless of vesting schedules, is determined. For RSUs, fair value is calculated using the closing price of our common stock on the day before the grant, and for OSOs, fair value is calculated using a formula based methodology. These columns represent the full grant date fair value of the RSUs and OSOs awarded to the Named Executive Officer. For additional information relating to the assumptions made by us in valuing these awards for 2010, refer to note 12 of our financial statements in our Form 10-K for the year ended December 31, 2010, as filed with the SEC.

(2)
This column includes $7,350, $16,500 ($15,231 for Mr. Storey) and $15,500 of company matching contributions to the Named Executive Officer's 401(k) plan account for 2010, 2009 and 2008, respectively. These contributions were made in the form of units of the Level 3 Stock Fund.

For Mr. Crowe and Mr. Storey, amounts in this column include $218,720 and $16,757 related to their respective personal use of our aircraft pursuant to the arrangement described above under the caption "Compensation Discussion and Analysis—Determination of Total Compensation for 2010—Other Compensatory Benefits—Perquisites." The calculation of the amounts set forth in the table for personal use of our aircraft by Messrs. Crowe and Storey is based on our incremental cost relating to their use of the aircraft, which includes only the variable costs incurred as a result of personal flight activity, including fuel, oil, lubricants, other additives, travel expenses of the crew, including food, lodging and ground transportation, hanger and tie-down costs away from the aircraft's base of operations, insurance obtained for the specific flight, landing fees, airport taxes and similar assessments, customs, foreign permit and similar fees directly related to the flight, in-flight food and beverages, passenger ground transportation, and flight planning and weather contract services. It excludes non-variable costs, such as exterior paint, interior refurbishment and regularly scheduled inspections, which would have been incurred regardless of whether there were any personal use of aircraft.

(3)
Mr. Storey joined Level 3 in December 2008.

 Grants of Plan-Based Awards in 2010

        This table provides the following information about equity granted to the Named Executive Officers in 2010: (1) the grant date; (2) the number of shares underlying the RSUs awarded to the Named Executive Officers (3) the number of shares underlying OSOs awarded to the Named Executive Officers, (4) the initial strike price of the OSOs, which reflects the closing price of our common stock on the date prior to the grant date and (5) the grant date fair value of each equity award.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (1)	All Other Option Awards: Number of Securities Underlying Options (2)	Exercise or Base Price of Option Awards (3)	Grant Date Fair Value of Stock and Option Awards (4)
James Q. Crowe	1/1/2010		96,278	$1.53	$194,738
	2/1/2010		96,278	$1.39	$176,919
	3/1/2010		96,278	$1.59	$202,374
	4/1/2010		348,410	$1.62	$746,169
	7/1/2010		348,410	$1.09	$502,052
	10/1/2010		348,410	$0.94	$432,962
	1/1/2010	288,834			$441,916
	7/1/2010	1,393,640			$1,519,068
Sunit S. Patel	1/1/2010		25,675	$1.53	$51,932
	2/1/2010		25,675	$1.39	$47,180
	3/1/2010		25,675	$1.59	$53,968
	4/1/2010		116,971	$1.62	$250,510
	7/1/2010		116,971	$1.09	$168,553
	10/1/2010		116,971	$0.94	$145,358
	1/1/2010	77,025			$117,848
	7/1/2010	467,884			$509,994
Jeff K. Storey	1/1/2010		41,875	$1.53	$84,699
	2/1/2010		41,875	$1.39	$76,949
	3/1/2010		41,875	$1.59	$88,020
	4/1/2010		200,522	$1.62	$429,446
	7/1/2010		200,522	$1.09	$288,948
	10/1/2010		200,522	$0.94	$249,185
	1/1/2010	125,625			$192,206
	7/1/2010	802,088			$874,276
Charles C. Miller, III	1/1/2010		32,708	$1.53	$66,157
	2/1/2010		32,708	$1.39	$60,104
	3/1/2010		32,708	$1.59	$68,752
	4/1/2010		128,111	$1.62	$274,368
	7/1/2010		128,111	$1.09	$184,605
	10/1/2010		128,111	$0.94	$159,201
	1/1/2010	98,124			$150,130
	7/1/2010	512,444			$558,564

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (1)	All Other Option Awards: Number of Securities Underlying Options (2)	Exercise or Base Price of Option Awards (3)	Grant Date Fair Value of Stock and Option Awards (4)
Thomas C. Stortz	1/1/2010		27,280	$1.53	$55,178
	2/1/2010		27,280	$1.39	$50,129
	3/1/2010		27,280	$1.59	$57,342
	4/1/2010		116,971	$1.62	$250,510
	7/1/2010		116,971	$1.09	$168,553
	10/1/2010		116,971	$0.94	$145,358
	1/1/2010	81,840			$125,215
	7/1/2010	467,884			$509,994

(1)
This column shows the number of RSUs granted in 2010 to the Named Executive Officers. Each of these grants of RSUs will vest and settle in shares in four equal installments on the first, second, third and fourth anniversaries of the date of grant.

(2)
This column shows the number of OSOs granted in 2010 to the Named Executive Officers. The number of shares issued upon settlement of OSOs is subject to increase or decrease based on the relative performance of our common stock when compared with the performance of the S&P 500® Index over the period between the date of grant of the OSO and the date immediately preceding the date of settlement. For details on the formula to determine the number of shares of our common stock that are issued upon settlement of vested OSOs, please see the discussion under the caption "2010 Executive Compensation Components—Stock Awards—OSOs," above. OSO awards provide for acceleration of settlement in the event of a change of control as defined in our Level 3 Communications, Inc. Stock Plan.

(3)
OSOs have an initial base price that is equal to the closing market price of our common stock on the trading day immediately prior to the date of grant. This base price is adjusted over time until the settlement date (but not below the initial base price) to reflect the percentage appreciation or depreciation in the value of the S&P 500® Index during the term of the OSO. For details on the formula to determine the adjustment to the Initial Price for OSOs, please see the discussion under the caption "2010 Executive Compensation Components—Stock Awards—OSOs," above.

(4)
This column shows the full grant date fair value of RSUs and the full grant date fair value of OSOs granted to the Named Executive Officers in 2010. Generally, the full grant date fair value is the amount that we would expense in our financial statements over the award's vesting schedule. For purposes of the RSUs, fair value is calculated using the closing price of our stock the day before the grant date of $1.53 for January 1, 2010 and $1.09 for July 1, 2010. For purposes of the OSOs, the fair value is calculated using a calculation value factor of:

January 1, 2010	$2.02
February 1, 2010	$1.84
March 1, 2010	$2.10
April 1, 2010	$2.14
July 1, 2010	$1.44
October 1, 2010	$1.24

For additional information on the valuation assumptions with respect to the 2010 grants, refer to note 12 of our financial statements in our Form 10-K for the year ended December 31, 2010, as filed with the SEC.

Outstanding Equity Awards at 2010 Fiscal Year End

        The following table provides information on the current holdings of OSOs and RSUs by the Named Executive Officers. This table includes unvested OSOs and unvested RSUs. Each grant is shown separately for each Named Executive Officer. The vesting schedule for each grant is shown following this table, based on the award grant date. For additional information about the OSO and RSU awards, see the descriptions under the caption "2010 Executive Compensation Components—Stock Awards" above. Because the number of shares underlying any OSO is subject to change by way of a formulaic multiplier based upon the performance of our common stock relative to the performance of the S&P 500® Index, a zero included in the columns titled Number of Securities Underlying Unexercised Options indicates that the OSOs comprising those specific grants have a zero multiplier resulting in a zero dollar value ($0) at December 31, 2010, indicating that our common stock price had not outperformed the S&P 500® Index from the grant date of these OSOs through December 31, 2010.

	Option Awards
						Stock Awards
		Number of Securities Underlying Unexercised Options (#)(1)	Number of Securities Underlying Unexercised Options (#)(1)
								Market Value of Shares or Units of Stock That Have Not Vested ($)
						Number of Shares or Units of Stock That Have Not Vested (#)
				Option Exercise Price ($)(2)
	Grant Date				Option Expiration Date
Name		Exercisable	Unexercisable
James Q. Crowe	1/1/2008	0	0	$3.04	1/1/2011	49,059	(a)	$48,078
	2/1/2008	0	0	$3.44	2/1/2011	24,529	(b)	$24,038
	3/1/2008	0	0	$2.23	3/1/2011	24,529	(c)	$24,038
	4/1/2008	0	0	$2.12	4/1/2011	49,058	(d)	$48,077
	5/1/2008	0	0	$2.97	5/1/2011	57,766	(e)	$56,611
	6/1/2008	0	0	$3.43	6/1/2011	57,766	(f)	$56,611
	7/1/2008	0	0	$2.95	7/1/2011	57,766	(g)	$56,611
	8/1/2008	0	0	$3.40	8/1/2011	86,649	(h)	$84,916
	9/1/2008	0	0	$3.43	9/1/2011	216,625	(i)	$212,293
	10/1/2008	0	0	$2.91	10/1/2011	216,625	(j)	$212,293
	11/1/2008	0	0	$1.36	11/1/2011	216,625	(k)	$212,293
	12/1/2008	0	0	$1.32	12/1/2011	288,834	(l)	$283,057
	1/1/2009	0	0	$0.97	1/1/2012	1,393,640	(m)	$1,365,767
	2/1/2009	0	0	$1.52	2/1/2012
	3/1/2009	0	0	$1.37	3/1/2012
	4/1/2009	0	0	$1.45	4/1/2012
	5/1/2009	0	0	$1.61	5/1/2012
	6/1/2009	0	0	$1.46	6/1/2012
	7/1/2009	0	0	$2.06	7/1/2012
	8/1/2009	0	0	$1.56	8/1/2012
	9/1/2009	0	0	$1.48	9/1/2012
	10/1/2009	0	0	$1.65	10/1/2012
	11/1/2009	0	0	$1.43	11/1/2012
	12/1/2009	0	0	$1.43	12/1/2012
	1/1/2010	0	0	$1.72	1/1/2013
	2/1/2010	0	0	$1.62	2/1/2013
	3/1/2010	0	0	$1.81	3/1/2013
	4/1/2010	0	0	$1.74	4/1/2013
	7/1/2010	0	0	$1.33	7/1/2013
	10/1/2010	0	0	$1.03	10/1/2013

	Option Awards
						Stock Awards
		Number of Securities Underlying Unexercised Options (#)(1)	Number of Securities Underlying Unexercised Options (#)(1)
								Market Value of Shares or Units of Stock That Have Not Vested ($)
						Number of Shares or Units of Stock That Have Not Vested (#)
				Option Exercise Price ($)(2)
	Grant Date				Option Expiration Date
Name		Exercisable	Unexercisable
Sunit S. Patel	1/1/2008	0	0	$3.04	1/1/2011	14,718	(a)	$14,424
	2/1/2008	0	0	$3.44	2/1/2011	7,359	(b)	$7,212
	3/1/2008	0	0	$2.23	3/1/2011	7,359	(c)	$7,212
	4/1/2008	0	0	$2.12	4/1/2011	14,718	(d)	$14,424
	5/1/2008	0	0	$2.97	5/1/2011	15,404	(e)	$15,096
	6/1/2008	0	0	$3.43	6/1/2011	15,404	(f)	$15,096
	7/1/2008	0	0	$2.95	7/1/2011	15,404	(g)	$15,096
	8/1/2008	0	0	$3.40	8/1/2011	23,107	(h)	$22,645
	9/1/2008	0	0	$3.43	9/1/2011	57,768	(i)	$56,613
	10/1/2008	0	0	$2.91	10/1/2011	57,768	(j)	$56,613
	11/1/2008	0	0	$1.36	11/1/2011	57,768	(k)	$56,613
	12/1/2008	0	0	$1.32	12/1/2011	77,025	(l)	$75,485
	1/1/2009	0	0	$0.97	1/1/2012	467,884	(m)	$458,526
	2/1/2009	0	0	$1.52	2/1/2012	117,744	(n)	$115,389
	3/1/2009	0	0	$1.37	3/1/2012
	4/1/2009	0	0	$1.45	4/1/2012
	5/1/2009	0	0	$1.61	5/1/2012
	6/1/2009	0	0	$1.46	6/1/2012
	7/1/2009	0	0	$2.06	7/1/2012
	8/1/2009	0	0	$1.56	8/1/2012
	9/1/2009	0	0	$1.48	9/1/2012
	10/1/2009	0	0	$1.65	10/1/2012
	11/1/2009	0	0	$1.43	11/1/2012
	12/1/2009	0	0	$1.43	12/1/2012
	1/1/2010	0	0	$1.72	1/1/2013
	2/1/2010	0	0	$1.62	2/1/2013
	3/1/2010	0	0	$1.81	3/1/2013
	4/1/2010	0	0	$1.74	4/1/2013
	7/1/2010	0	0	$1.33	7/1/2013
	10/1/2010	0	0	$1.03	10/1/2013
Jeff K. Storey	1/1/2009	0	0	$0.97	1/1/2012	37,687	(h)	$36,933
	2/1/2009	0	0	$1.52	2/1/2012	94,218	(i)	$92,334
	3/1/2009	0	0	$1.37	3/1/2012	94,218	(j)	$92,334
	4/1/2009	0	0	$1.45	4/1/2012	94,218	(k)	$92,334
	5/1/2009	0	0	$1.61	5/1/2012	125,625	(l)	$123,113
	6/1/2009	0	0	$1.46	6/1/2012	802,088	(m)	$786,046
	7/1/2009	0	0	$2.06	7/1/2012	400,000	(o)	$392,000
	8/1/2009	0	0	$1.56	8/1/2012
	9/1/2009	0	0	$1.48	9/1/2012
	10/1/2009	0	0	$1.65	10/1/2012
	11/1/2009	0	0	$1.43	11/1/2012
	12/1/2009	0	0	$1.43	12/1/2012
	1/1/2010	0	0	$1.72	1/1/2013
	2/1/2010	0	0	$1.62	2/1/2013

	Option Awards
						Stock Awards
		Number of Securities Underlying Unexercised Options (#)(1)	Number of Securities Underlying Unexercised Options (#)(1)
								Market Value of Shares or Units of Stock That Have Not Vested ($)
						Number of Shares or Units of Stock That Have Not Vested (#)
				Option Exercise Price ($)(2)
	Grant Date				Option Expiration Date
Name		Exercisable	Unexercisable
	3/1/2010	0	0	$1.81	3/1/2013
	4/1/2010	0	0	$1.74	4/1/2013
	7/1/2010	0	0	$1.33	7/1/2013
	10/1/2010	0	0	$1.03	10/1/2013
Charles C. Miller, III	1/1/2008	0	0	$3.04	1/1/2011	19,624	(a)	$19,232
	2/1/2008	0	0	$3.44	2/1/2011	9,812	(b)	$9,616
	3/1/2008	0	0	$2.23	3/1/2011	9,812	(c)	$9,616
	4/1/2008	0	0	$2.12	4/1/2011	19,624	(d)	$19,232
	5/1/2008	0	0	$2.97	5/1/2011	19,624	(e)	$19,232
	6/1/2008	0	0	$3.43	6/1/2011	19,624	(f)	$19,232
	7/1/2008	0	0	$2.95	7/1/2011	19,624	(g)	$19,232
	8/1/2008	0	0	$3.40	8/1/2011	29,436	(h)	$28,847
	9/1/2008	0	0	$3.43	9/1/2011	73,593	(i)	$72,121
	10/1/2008	0	0	$2.91	10/1/2011	73,593	(j)	$72,121
	11/1/2008	0	0	$1.36	11/1/2011	73,593	(k)	$72,121
	12/1/2008	0	0	$1.32	12/1/2011	98,124	(l)	$96,162
	1/1/2009	0	0	$0.97	1/1/2012	512,444	(m)	$502,195
	2/1/2009	0	0	$1.52	2/1/2012
	3/1/2009	0	0	$1.37	3/1/2012
	4/1/2009	0	0	$1.45	4/1/2012
	5/1/2009	0	0	$1.61	5/1/2012
	6/1/2009	0	0	$1.46	6/1/2012
	7/1/2009	0	0	$2.06	7/1/2012
	8/1/2009	0	0	$1.56	8/1/2012
	9/1/2009	0	0	$1.48	9/1/2012
	10/1/2009	0	0	$1.65	10/1/2012
	11/1/2009	0	0	$1.43	11/1/2012
	12/1/2009	0	0	$1.43	12/1/2012
	1/1/2010	0	0	$1.72	1/1/2013
	2/1/2010	0	0	$1.62	2/1/2013
	3/1/2010	0	0	$1.81	3/1/2013
	4/1/2010	0	0	$1.74	4/1/2013
	7/1/2010	0	0	$1.33	7/1/2013
	10/1/2010	0	0	$1.03	10/1/2013
Thomas C. Stortz	1/1/2008	0	0	$3.04	1/1/2011	15,699	(a)	$15,385
	2/1/2008	0	0	$3.44	2/1/2011	7,849	(b)(p)	$7,692
	3/1/2008	0	0	$2.23	3/1/2011	7,849	(c)(p)	$7,692
	4/1/2008	0	0	$2.12	4/1/2011	15,698	(d)(p)	$15,384
	5/1/2008	0	0	$2.97	5/1/2011	16,368	(e)(p)	$16,041
	6/1/2008	0	0	$3.43	6/1/2011	16,368	(f)(p)	$16,041
	7/1/2008	0	0	$2.95	7/1/2011	16,368	(g)(p)	$16,041
	8/1/2008	0	0	$3.40	8/1/2011	24,552	(h)(p)	$24,061
	9/1/2008	0	0	$3.43	9/1/2011	61,380	(i)(p)	$60,152

	Option Awards
						Stock Awards
		Number of Securities Underlying Unexercised Options (#)(1)	Number of Securities Underlying Unexercised Options (#)(1)
								Market Value of Shares or Units of Stock That Have Not Vested ($)
						Number of Shares or Units of Stock That Have Not Vested (#)
				Option Exercise Price ($)(2)
	Grant Date				Option Expiration Date
Name		Exercisable	Unexercisable
	10/1/2008	0	0	$2.91	10/1/2011	61,380	(j)(p)	$60,152
	11/1/2008	0	0	$1.36	11/1/2011	61,380	(k)(p)	$60,152
	12/1/2008	0	0	$1.32	12/1/2011	81,840	(l)(p)	$80,203
	1/1/2009	0	0	$0.97	1/1/2012	467,884	(m)(p)	$458,526
	2/1/2009	0	0	$1.52	2/1/2012	125,592	(n)	$123,080
	3/1/2009	0	0	$1.37	3/1/2012
	4/1/2009	0	0	$1.45	4/1/2012
	5/1/2009	0	0	$1.61	5/1/2012
	6/1/2009	0	0	$1.46	6/1/2012
	7/1/2009	0	0	$2.06	7/1/2012
	8/1/2009	0	0	$1.56	8/1/2012
	9/1/2009	0	0	$1.48	9/1/2012
	10/1/2009	0	0	$1.65	10/1/2012
	11/1/2009	0	0	$1.43	11/1/2012
	12/1/2009	0	0	$1.43	12/1/2012
	1/1/2010	0	0	$1.72	1/1/2013
	2/1/2010	0	0	$1.62	2/1/2013
	3/1/2010	0	0	$1.81	3/1/2013
	4/1/2010	0	0	$1.74	4/1/2013
	7/1/2010	0	0	$1.33	7/1/2013
	10/1/2010	0	0	$1.03	10/1/2013

(1)
The number of shares of our common stock indicated in this column is the result of determining the OSO value at December 31, 2010, and has been computed based upon the OSO formula and multiplier as of that date and the closing sale price of our common stock on that date. For additional information on the valuation assumptions we made with respect to these grants, refer to note 12 of our financial statements in our Form 10-K for the year ended December 31, 2010, as filed with the SEC. The value of an OSO is subject to change based upon the performance of our common stock relative to the performance of the S&P 500® Index from the time of the grant of the OSO award until the award is settled. Since the value of an OSO depends on the degree to which our common stock outperforms the index, the number of shares issued upon settlement of a vested OSO will change from time to time.

(2)
OSOs have an initial base price that is equal to the closing market price of our common stock on the trading day immediately prior to the date of grant. This initial base price is referred to as the Initial Price. On the settlement date, the Initial Price is adjusted—as of the date of settlement—by a percentage that is equal to the aggregate percentage increase or decrease in the S&P 500® Index over the period beginning on the date of grant and ending on the trading day immediately preceding the settlement date of the OSO. The amounts shown in this column represent the adjusted base price for the OSOs as of December 31, 2010

Vesting Information

OSOs

        All OSOs vest and fully settle on the third anniversary of the grant date. OSO awards provide for acceleration of settlement in the event of a change of control as defined in our Level 3 Communications, Inc. Stock Plan.

RSUs

(a)
vests 100% on April 1, 2011

(b)
vests 100% on July 1, 2011

(c)
vests 100% on October 1, 2011

(d)
vests in equal installments on January 1, 2011 and 2012

(e)
vests in equal installments on April 1, 2011 and 2012

(f)
vests in equal installments on July 1, 2011 and 2012

(g)
vests in equal installments on October 1, 2011 and 2012

(h)
vests in equal installments on January 1, 2011, 2012 and 2013

(i)
vests in equal installments on April 1, 2011, 2012 and 2013

(j)
vests in equal installments on July 1, 2011, 2012 and 2013

(k)
vests in equal installments on October 1, 2011, 2012 and 2013

(l)
vests in equal installments on January 1, 2011, 2012, 2013 and 2014

(m)
vests in equal installments on July 1, 2011, 2012, 2013 and 2014

(n)
vests 100% on April 1, 2011

(o)
vests 100% on January 1, 2012

(p)
Pursuant to Mr. Stortz' retirement agreement, vests 100% April 1, 2011

Options Exercised and Stock Vested in 2010

        The following table provides information for the Named Executive Officers, relating to (1) OSO exercises or settlements during 2010, including the number of shares acquired upon exercise or settlement and the value realized and (2) the number of shares acquired upon the lapsing of restrictions for RSUs and the value realized, in each case before payment of any applicable withholding tax and broker commissions.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
James Q. Crowe	0	$0	566,693	$705,551
Sunit S. Patel	0	$0	278,250	$390,536
Jeff K. Storey	0	$0	106,784	$130,179
Charles C. Miller, III	0	$0	201,406	$249,681
Thomas C. Stortz	0	$0	298,021	$419,475

 Equity Compensation Plan Information

        We have only one equity compensation plan—The Level 3 Communications, Inc. Stock Plan—under which we may issue shares of our common stock to employees, officers, directors and consultants. This plan has been approved by our stockholders. The following table provides information about the shares of our common stock that may be issued upon exercise of awards under The Level 3 Communications, Inc. Stock Plan as of December 31, 2010.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders	45,572,806	†	$1.47	†‡	93,510,608
Equity compensation plans not approved by stockholders	0		$0.00		0

†
Includes awards of outperform stock appreciate units ("OSOs"). For purposes of this table, these securities are considered to use a single share of our common stock from the total number of shares reserved for issuance under The Level 3 Communications, Inc. Stock Plan.

‡
At December 31, 2010, the only type of award outstanding under The Level 3 Communications, Inc. Stock Plan that included an "exercise price" was the OSOs. The weighted-average exercise price indicated relates to the base price for the outstanding OSOs at the date of grant. The base price of an OSO is subject to change based upon the performance of our common stock relative to the performance of the S&P 500® Index from the time of the grant of the award until the award has been exercised.

        OSOs derive value from the appreciation of our common stock above a base price equal to the fair market value of our common stock on the date of grant as adjusted (but not below the initial base price) to reflect the change in value of the S&P 500® Index during the term of the OSO. Upon vesting and settlement, which for awards granted in 2010 will both occur on the third anniversary of the grant date, subject to continued employment, the holder will receive an amount equal to the "spread" between the adjusted base price and the price of our common stock multiplied by a "success multiplier," which ranges from 0 to 4 on a straight line basis to reflect the amount, ranging from 0% to 11%, by which our common stock outperforms the S&P 500® Index. OSOs are granted on a quarterly basis, and the Compensation Committee feels that the fixed settlement of the OSOs three years from the date of grant provides a meaningful holding period that supports the alignment of our LTI program with the interests of our stockholders.

Potential Payments Upon Termination

        As described in the Compensation Discussion and Analysis above, the Named Executive Officers do not have employment, severance or change of control agreements with us.

        The information below describes and quantifies certain compensation that would become payable under existing plans and arrangements if the Named Executive Officer's employment had terminated on December 31, 2010, given the Named Executive Officer's compensation and, if applicable, based on our closing stock price on that date. These benefits are the same as benefits available generally to salaried employees, such as distributions under our 401(k) plan and disability benefits. As the Named Executive Officers do not have severance agreements or other special arrangements in connection with a possible layoff, this presentation does not reflect benefits that may be available in such situations under company plans and arrangements that are available to all salaried employees on a non-discriminatory basis.

        Due to the number of factors that affect the nature and amount of any benefits provided upon the occurrence of the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event, our common stock price and the executive's age.

        Death, Disability and Retirement.    If one of the Named Executive Officers were to die, become disabled or retire, the OSOs will remain outstanding until the applicable settlement date. Any remaining restrictions on awards of RSUs would lapse immediately. For these purposes, "disability" generally means total disability, resulting in the grantee being unable to perform his job. At December 31, 2010, Messrs. Crowe, Miller and Stortz are the only Named Executive Officers who were eligible to retire pursuant to our retirement benefit opportunity. The information presented in the following table is provided with respect to OSOs that would be retained until settlement and RSUs the restrictions upon which will lapse upon the death or disability of the Named Executive Officers. The information provided for Messrs. Crowe, Miller and Stortz would be the same information that would be presented to show the value of awards upon their retirement. OSO value is determined based upon the OSO mechanisms described above as of December 31, 2010. RSU value is determined based on the closing price of our common stock on December 31, 2010.

	OSOs	RSUs	Total
James Q. Crowe	$0	$2,684,682	$2,684,682
Sunit S. Patel	$0	$930,441	$930,441
Jeff K. Storey	$0	$1,615,093	$1,615,093
Charles C. Miller, III	$0	$958,956	$958,956
Thomas C. Stortz	$0	$960,603	$960,603

        For additional information regarding Mr. Stortz's retirement, please see the Compensation Discussion and Analysis—Post-Employment Compensation—Stortz Retirement, above.

        Change of Control.    As described above in the Compensation Discussion and Analysis, OSOs will automatically be settled upon the occurrence of a change of control of Level 3 Communications, Inc. as defined in our Plan, and any remaining restrictions on RSUs would lapse immediately upon such a change of control of Level 3 Communications, Inc.

        So that our RSUs will be compliant with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended, we have also added a requirement that the change of control must also qualify as a "change in control event" as defined in Treasury Regulation 1.409A-3(i)(5)(i). In the event that there is a change in control as defined by the Stock Plan that does not qualify as a change in control event under Section 409A, if the Named Executive Officer undergoes a separation from service on account of his termination of employment by us without cause following that change in control, we will, in our sole discretion, either (a) issue all unissued shares of our common stock issuable pursuant to the RSU award to the employee or (b) pay the employee in a combination of cash and stock the value of those shares of our common stock as provided for in the Stock Plan.

        The following table summarizes the dollar value, as of December 31, 2010, of these accelerations assuming that a change of control that qualifies as a change of control event of Level 3 Communications, Inc. or termination of the Named Executive Officers had occurred on December 31, 2010.

        OSO value is determined based upon the OSO mechanisms for a change of control described above, and is calculated at the highest value during the 60 day period prior to December 31, 2010, as dictated by the terms of the OSO awards.

	OSOs	RSUs	Total
James Q. Crowe	$184,716	$2,684,682	$2,869,398
Sunit S. Patel	$60,681	$930,441	$991,122
Jeff K. Storey	$8,401	$1,615,093	$1,623,494
Charles C. Miller, III	$67,380	$958,956	$1,026,336
Thomas C. Stortz	$61,003	$960,603	$1,021,606

        In addition, we will provide gross-ups for our Named Executive Officers from any taxes due under Section 4999 of the Internal Revenue Code of 1986 incident to a change of control. The effects of Section 4999 generally are unpredictable and can have widely divergent and unexpected effects based on an executive's personal compensation history.

        At December 31, 2010, our Named Executive Officers do not have any non-compete agreements.

Director Compensation

        During 2010, each of our directors (other than Mr. Scott, whose compensation is described below) who was not employed by us during 2010 earned fees for his Board service consisting of a $75,000 annual cash retainer. The directors who serve as the chairmen of the Audit Committee and the Compensation Committee each earned an additional $30,000 annual cash retainer for serving as chairmen of those committees. The chairman of the Nominating and Governance Committee receives an additional $20,000 for serving as chairman of that committee. Any member of the Board who was not employed by us during 2010 earned a $15,000 annual cash retainer for each non-chair membership on the Audit Committee and the Compensation Committee. Any member of the Board who was not employed by us during 2010 earned a $10,000 annual cash retainer for each non-chair membership on the Nominating and Governance Committee. These payments are made on a quarterly basis. Walter Scott, Jr., our Chairman of the Board, received an annual cash retainer of $250,000 for serving as our Chairman of the Board. This retainer is paid on a monthly basis.

        Commencing in 2010, we also compensate our non-employee directors with grants of restricted stock units. Each non-employee member of the Board receives a grant of restricted stock units as of July 1 of each year, with the number of units determined by dividing $150,000 (or $180,000 for Mr. Scott) by the volume-weighted average price of our common stock over the period from January 1 to June 30. Prior to 2010, non-employee directors received grants of restricted stock. As the use of restricted stock units was introduced during 2010, for the first quarter 2010, each director received a grant of restricted stock having a value of $37,500 (or $45,000 for Mr. Scott), with the number of shares of restricted stock granted determined by dividing such amount by the closing price of our common stock on the NASDAQ Global Select Market on March 31, 2010. The remainder of the non-employee directors' equity awards were granted in the form of restricted stock units. The total number of restricted stock units (and restricted stock for 2010) issued to each non-employee member of the Board with respect to a calendar year's compensation were subject to an overall cap of 100,000 shares (or 120,000 shares for Mr. Scott).

        The shares of restricted stock granted for 2010 compensation for all non-employee directors will generally vest 100% on the later of 1) April 1, 2011 and 2) the first trading day on which transactions in our securities are permitted by our insider trading policy after April 1, 2011 if trading is not permitted on April 1, 2011. The restricted stock units will vest and settle in shares on the first anniversary of grant.

        We also award an initial grant of restricted stock units to new members of our Board. This initial grant has a value of $150,000 on the date of grant. The restrictions on transfer for this initial grant lapse 100% on the third anniversary of the date of grant. During 2010, we did not make any initial grants of restricted stock units.

        We reimburse our non-employee directors for travel, lodging and other reasonable out-of-pocket expenses in connection with the attendance at Board, committee and stockholder meetings, as well as for other reasonable expenses related to service on the Board. We also provide liability insurance for our directors and officers. A group of insurance companies provides this coverage. The annual cost of this coverage is approximately $3 million.

        We do not maintain any pension, nonqualified defined contribution or other deferred compensation plans for our non-employee directors.

Name	Fees Earned or Paid in Cash($)	Stock Awards ($)(1)	All Other Compensation($)		Total($)
Walter Scott, Jr., Chairman	250,000	145,522	$84,966	(2)	480,488
R. Douglas Bradbury	90,000	121,268	0		211,268
Douglas C. Eby	90,000	121,268	0		211,268
James O. Ellis, Jr.	95,000	121,268	0		216,268
Richard R. Jaros	105,000	121,268	0		226,268
Robert E. Julian	90,000	121,268	0		211,268
Michael J. Mahoney	90,000	121,268	0		211,268
Rahul N. Merchant	90,000	121,268	0		211,268
Arun Netravali	90,000	121,268	0		211,268
John T. Reed	115,000	121,268	0		236,268
Michael B. Yanney	85,000	121,268	0		206,268
Albert C. Yates	90,000	121,268	0		211,268

(1)
This column represents the full grant date fair value of the restricted stock and restricted stock units issued to our non-employee directors during 2010. For additional information relating to the assumptions made by us in valuing these awards for 2010, refer to note 12 of our financial statements in our annual report on Form 10-K for the year ended December 31, 2010, as filed with the SEC.

The following indicates the shares of restricted stock and/or restricted stock units held by our non-employee directors at December 31, 2010:

Walter Scott, Jr.	120,000
R. Douglas Bradbury	302,703
Douglas C. Eby	100,000
James O. Ellis, Jr.	100,000
Richard R. Jaros	100,000
Robert E. Julian	100,000
Michael J. Mahoney	100,000
Rahul N. Merchant	217,188
Arun Netravali	100,000
John T. Reed	100,000
Michael B. Yanney	100,000
Albert C. Yates	100,000
(2)
We provide secretarial services to Mr. Scott. The amount indicated represents our incremental costs for the provision of those secretarial services.

 Certain Relationships and Related Transactions

        Review and Approval of Related Party Transactions.    We review all relationships and transactions in which we and (i) our directors, (ii) our executive officers, (iii) any person known by us to beneficially own more than five percent of our outstanding common stock or (iv) their respective immediate family members, are participants pursuant to a written related party transactions policy to determine whether these persons have a direct or indirect material interest. Members of our Legal Department are primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the company or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to the company or a related person are disclosed in our Proxy Statement. In addition, our Audit Committee reviews and approves or ratifies any related person transaction that has a value equal to or in excess of $50,000. In the course of its review and approval or ratification of a related party transaction that meets this threshold, the Audit Committee will consider:

  •
  the benefits to the company;

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  the effect on a director's independence in the event the related party is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer;

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  the availability of other sources for comparable products or services;

  •
  the terms of the transaction;

  •
  the terms available to unrelated third parties or to employees generally; and

  •
  any other matters the Audit Committee deems appropriate.

        Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction; provided, however, that such member may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.

  Related Party Transactions

        The Audit Committee has reviewed and approved or ratified all of the following transactions.

        Company Aircraft.    We permit the personal use of our aircraft by certain members of our senior management. This personal use of our aircraft is done pursuant to an Aircraft Time-Share Agreement, which agreement provides that we will charge the individual the incremental cost to operate the aircraft as allowed by Part 91 of the U.S. Federal Aviation Administration regulations for personal use of corporate aircraft. The rate used for the first six months of 2010 was $1,500 per hour of use and $2,000 per hour of use for the last six months of 2010. During 2010, we did not receive any payments from any of our executive officers for the personal use of our corporate aircraft. We note that when a guest accompanies a member of our senior management on business travel and when required by applicable Internal Revenue Service regulations, we impute as income the cost of that additional travel to that executive. In addition, in certain limited circumstances we impute as income the cost of personal travel to an executive to the extent that the personal use of the corporate aircraft is at the direction of the company and for the company's benefit in attracting and retaining a member of senior management. To calculate the amount of imputed income, we use the Internal Revenue Service's Standard Industry Fare Level, or SIFL, rates.

        With respect to both Messrs. Crowe and Storey, we impute as income the cost of personal travel. We note that when a guest accompanies a member of our senior management on business travel and when required by applicable Internal Revenue Service regulations, we impute as income the cost of that additional travel to that executive. To calculate the amount of imputed income, we use the Internal Revenue Service's Standard Industry Fare Level, or SIFL, rates. For 2010, Mr. Crowe had $218,720 of imputed income and Mr. Storey had $16,757 of imputed income.

        Previously, we provided Mr. Crowe the personal use of our corporate aircraft for which he agreed to reimburse us for our incremental cost pursuant to an Aircraft Time-Share Agreement. For additional information regarding the personal use of aircraft, please see "Compensation Discussion and Analysis—Determination of Total Compensation for 2010—Other Compensatory Benefits—Perquisites" above.

        Fairfax Financial Holdings Limited—11.875% Senior Notes due 2019.    On January 31, 2011, we completed a private exchange transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") with Fairfax Financial Holdings Limited (the "Investor"). In the exchange transaction, we exchanged $294,732,000 aggregate principal amount of our outstanding 9% Convertible Senior Discount Notes due 2013 (the "Existing Notes") held by the Investor for the issuance by us of $300,217,000 aggregate principal amount of our 11.875% Senior Notes due 2019 (the "New Notes"). In addition, we paid approximately $6.62 million in cash to the Investor, such amount representing the accrued and unpaid interest on the Existing Notes to, but not including, January 31, 2011, less the accrued interest on the New Notes from January 19, 2011 to, but not including, January 31, 2011.

        The New Notes are identical to our 11.875% Senior Notes due 2019 that were issued in an aggregate principal amount of $305,000,000 on January 19, 2011 to certain "qualified institutional buyers" as defined in Rule 144A under the Securities Act and non-U.S. persons outside the United States under Regulation S under the Securities Act.

        The New Notes were issued pursuant to the Indenture, dated as of January 19, 2011, between Level 3 and The Bank of New York Mellon Trust Company, N.A., as Trustee, relating to Level 3's 11.875% Senior Notes due 2019.

REVERSE STOCK SPLIT PROPOSAL

        Again this year, we are asking stockholders to approve a proposal to grant the Board discretionary authority to effect a reverse stock split pursuant to one of four alternative ratios. This proposal is essentially identical to the proposal that was approved by our stockholders at the 2005 to 2010 Annual Meetings.

        A reverse stock split would reduce the number of outstanding shares of our common stock, and the holdings of each stockholder, according to the same formula. The proposal calls for four possible reverse stock split ratios: 1-for-5, 1-for-10, 1-for-15 and 1-for-20. Each of the prior proposals to grant to the Board discretionary authority to effect a reverse stock split other than for the 2010 Annual Meeting also contemplated four ratios of 1-for-5, 1-for-10, 1-for-15 and 1-for-20.

        If the proposal is approved, the Board will have the discretion to effect one reverse stock split at any time prior to May 19, 2012 using one of the approved ratios, or to choose not to effect a reverse stock split at all, based on its determination of which action is in the best interests of Level 3 and our stockholders. The Board reserves its right to elect not to proceed, and abandon the reverse stock split if it determines, in its sole discretion, that this proposal is no longer in the best interests of our stockholders.

        The Board did not elect to exercise its discretionary authority to implement a reverse stock split that was given at the 2010 Annual Meeting because the Board concluded that circumstances did not warrant the implementation of a reverse stock split. We are asking stockholders to approve this proposal again at the 2011 Annual Meeting for the reasons that we describe below.

        We currently have 2.9 billion authorized shares of common stock. As of March 28, 2011, the record date for the Annual Meeting, 1,700,999,659 shares of common stock were issued and outstanding. "Authorized" shares represent the number of shares of common stock that we are permitted to issue under our Restated Certificate of Incorporation. Since we do not have any shares of our common stock that we have repurchased, which are referred to as "treasury shares," the number of shares of common stock "outstanding" represents the number of shares of common stock that we have actually issued from the pool of authorized shares of common stock. The reverse stock split, if implemented, would have the principal effect of reducing both the outstanding number of shares of common stock and the authorized number of shares of common stock by the ratio selected by the Board, and, except for the effect of fractional shares, each stockholder's proportionate ownership interest in the company would be the same immediately before and after the reverse stock split.

Purposes of the Reverse Stock Split

        The purpose of implementing a reverse stock split would be to attempt to increase the per share trading value of our common stock to one that is more typical of the share prices of other widely owned public companies. Our Board intends to effect the proposed reverse stock split only if the implementation of a reverse stock split is determined by the Board to be in the best interest of Level 3 and our stockholders. If the trading price of our common stock increases without a reverse stock split, the Board may exercise its discretion not to implement a reverse split.

        We believe that a number of institutional investors and investment funds are reluctant to invest, and in some cases may be prohibited from investing, in lower-priced stocks and that brokerage firms are reluctant to recommend lower-priced stocks to their clients. By effecting a reverse stock split, we may be able to raise our common stock price to a level where our common stock would be viewed more favorably by potential investors.

        Other investors may also be dissuaded from purchasing lower-priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. A higher stock price after a reverse stock split should reduce this concern.

        The combination of lower transaction costs and increased interest from institutional investors and investment funds could have the effect of improving the trading liquidity of our common stock.

        Our common stock currently trades on the NASDAQ Stock Market under the symbol "LVLT." The NASDAQ Stock Market has several continued listing criteria that companies must satisfy in order to remain listed on the exchange. One of these criteria is that the Level 3 common stock have a trading price that is greater than or equal to $1.00 per share. As of today, we meet all of the NASDAQ Stock Market's continued listing criteria. Although we do not believe that we currently have an issue relating to the continued listing of our common stock on the NASDAQ Stock Market, we believe that approval of this proposal would provide the Board with the ability to meet the continued listing standard in the future, to the extent that our common stock price would not otherwise meet the minimum trading requirements then in effect.

        The Board believes that stockholder approval of four potential exchange ratios (rather than a single exchange ratio) provides the Board with the flexibility to achieve the desired results of a reverse stock split. If the stockholders approve this proposal, the Board would effect a reverse stock split only upon the Board's determination that a reverse stock split would be in the best interests of the stockholders at that time. To effect a reverse stock split, the Board would set the timing for such a split and select the specific ratio from among the four ratios described in this Proxy Statement. No further action on the part of stockholders will be required to either implement or abandon the reverse stock split. If the proposal is approved by stockholders, and the Board determines to implement any of the reverse stock split ratios, we would communicate to the public, prior to the effective date of the reverse split, additional details regarding the reverse split, including the specific ratio the Board selects.

        You should keep in mind that the implementation of a reverse stock split does not have an effect on the actual or intrinsic value of the Level 3 business or your proportional ownership in Level 3. You should also consider that in many cases, the market price of a company's shares declines after a reverse stock split.

Certain Risks Associated with the Reverse Stock Split

There can be no assurance that the total market capitalization of our common stock (the aggregate value of all Level 3 common stock at the then market price) after the implementation of a reverse stock split will be equal to or greater than the total market capitalization before a reverse stock split or that the per share market price of our common stock following a reverse stock split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the reverse stock split.

        There can be no assurance that the market price per new share of our common stock after a reverse stock split will remain unchanged or increase in proportion to the reduction in the number of old shares of our common stock outstanding before a reverse stock split. For example, based on the closing price of our common stock on March 28, 2011 of $1.47 per share, if the Board were to implement the reverse stock split and utilize a ratio of 1-for-5, we cannot assure you that the post-split market price of our common stock would be $7.35 (that is, $1.47 × 5) per share or greater. In many cases, the market price of a company's shares declines after a reverse stock split.

        Accordingly, the total market capitalization of our common stock after a reverse stock split when and if implemented may be lower than the total market capitalization before the reverse stock split. Moreover, in the future, the market price of our common stock following a reverse stock split may not exceed or remain higher than the market price prior to the reverse stock split.

If a reverse stock split is effected, the resulting per-share stock price may not attract institutional investors or investment funds and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of our common stock may not improve.

        While the Board believes that a higher stock price may help generate investor interest, there can be no assurance that a reverse stock split will result in a per-share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not necessarily improve.

A decline in the market price of our common stock after a reverse stock split is implemented may result in a greater percentage decline than would occur in the absence of a reverse stock split, and the liquidity of our common stock could be adversely affected following such a reverse stock split.

        If a reverse stock split is effected and the market price of our common stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split. The market price of our common stock will, however, also be based on our performance and other factors, which are unrelated to the number of shares of common stock outstanding. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

Principal Effects of the Reverse Stock Split

        If approved and implemented, the principal effects of a reverse stock split would include the following:

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  depending on the ratio for the reverse stock split selected by the Board, each 5, 10, 15 or 20 shares of our common stock that you own will be combined into one new share of common stock;

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  the number of shares of common stock issued and outstanding will be reduced proportionately based on the ratio selected by the Board;

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  the total number of shares of common stock that we are authorized to issue will be reduced proportionately based on the ratio selected by the Board;

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  appropriate adjustments will be made to RSUs, OSOs and other securities convertible into shares of our common stock granted under our plans to maintain the economic value of the awards;

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  the number of shares reserved for issuance under our Plan (as amended from time to time) will be reduced proportionately based on the ratio selected by the Board (and any other appropriate adjustments or modifications will be made under the plans); and

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  the conversion price of our convertible notes and warrants to purchase our common stock and the number of shares reserved for issuance upon conversion or exercise will be adjusted in accordance with their terms based on the ratio selected by the Board.

        The common stock resulting from a reverse stock split will remain fully paid and non-assessable. A reverse stock split will not affect the public registration of the common stock under the Securities Exchange Act of 1934.

        If implemented, a reverse stock split would not have any effect on our current dividend policy. Our current dividend policy, in effect since April 1, 1998, is to retain future earnings for use in our business. As a result, our directors and management do not anticipate paying any cash dividends on shares of our common stock in the foreseeable future. In addition, we are effectively restricted under certain debt covenants from paying cash dividends on shares of our common stock.

        A reverse stock split would not, by itself, affect our assets or business prospects. Also, if approved and implemented, a reverse stock split may result in some stockholders owning "odd lots" of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in "round lots" of even multiples of 100 shares. The Board believes, however, that these potential effects are outweighed by the benefits of a reverse stock split.

Fractional Shares

        No fractional certificates will be issued in connection with a reverse stock split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares of common stock not evenly divisible by the number selected by the Board for a reverse stock split ratio will be entitled, upon surrender of any certificate(s) representing such shares, to a cash payment in lieu thereof. We would arrange for a third party to aggregate the fractional shares of registered stockholders, sell them in the open market and deliver the proceeds to those stockholders. We will pay any brokerage commissions in connection with that sale.

        Stockholders who otherwise would be entitled to receive fractional shares will only be entitled to a cash payment in lieu of such shares and will no longer have any rights as a stockholder with respect to the shares of common stock that would have been exchanged for such fractional shares.

Authorized Shares

        A reverse stock split would affect all issued and outstanding shares of Level 3 common stock and outstanding rights to acquire Level 3 common stock. Upon the effectiveness of a reverse stock split, the total number of shares of common stock that we are authorized to issue would be reduced proportionately based on the ratio selected by the Board. As of the record date for the Annual Meeting, we had 2.9 billion shares of authorized common stock and approximately 1.7 billion shares of common stock issued and outstanding. Authorized but unissued shares will be available for issuance, and we may issue these shares in the future. If we issue additional shares, the ownership interest of holders of our common stock will be diluted.

Accounting Matters

        The par value of the common stock will remain at $.01 per share after a reverse stock split. As a result, as of the effective time, the stated capital on our balance sheet attributable to our common stock would be reduced proportionately based on the reverse stock split ratio selected by the Board, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. In future financial statements, we would restate net income or loss and other per share amounts for periods ending before a reverse stock split to give retroactive effect to the reverse stock split.

Procedure for Effecting a Reverse Stock Split and Exchange of Stock Certificates

        If stockholders approve the proposal and the Board decides to implement a reverse stock split, we will file with the Secretary of State of the State of Delaware a certificate of amendment to our Restated Certificate of Incorporation. A reverse stock split will become effective at the time and on the date of filing of, or at such later time as is specified in, the certificate of amendment, which we refer to as the "effective time" and "effective date," respectively. Beginning at the effective time, each certificate representing shares of common stock will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the certificate were combined pursuant to the reverse stock split.

        The text of the certificate of amendment would be in substantially the form attached hereto as Annex 2, except that the text of the form may be altered for any changes required by the Secretary of State of the State of Delaware and changes deemed necessary or advisable by the Board, including the insertion of the effective time, effective date, number of authorized shares and the reverse stock split ratio selected by Board.

        Upon a reverse stock split, we intend to treat stockholders holding our common stock in "street name," through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect a reverse stock split for their beneficial holders holding our common stock in "street name." However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing a reverse stock split. If you hold your shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

        Following any reverse stock split, stockholders holding physical certificates would need to exchange those certificates. As we are now fully participating in the direct registration system, you will not receive a replacement physical certificate. Instead you will receive a written confirmation from our transfer agent Wells Fargo Shareowner Services indicating the number of shares you own after the effect of the reverse stock split and a cash payment in lieu of any fractional shares. Our common stock would also receive a new CUSIP number.

        If a reverse stock split is implemented, Wells Fargo Shareowner Services, our transfer agent, will advise registered stockholders of the procedures to be followed to exchange certificates in a letter of transmittal to be sent to stockholders. No new written confirmations will be issued to a stockholder until the stockholder has surrendered the stockholder's outstanding certificate(s), together with the properly completed and executed letter of transmittal, to Wells Fargo. Any old shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for new shares. Stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) until requested to do so.

 No Appraisal Rights

        Stockholders do not have appraisal rights under the Delaware General Corporation Law or under our Restated Certificate of Incorporation in connection with the reverse stock split.

Reservation of Right to Abandon Reverse Stock Split

        We reserve the right to abandon a reverse stock split without further action by our stockholders at any time before the effectiveness of the filing with the Secretary of State of the State of Delaware of the certificate of amendment to our Restated Certificate of Incorporation, even if the authority to effect a reverse stock split has been approved by our stockholders at the Annual Meeting. By voting in favor of a reverse stock split, you are expressly also authorizing the Board to determine not to proceed with, and abandon, a reverse stock split if it should so decide.

Certain Federal Income Tax Consequences

        The following is a summary of the material U.S. federal income tax consequences of a reverse stock split. This discussion is based on the Internal Revenue Code, the Treasury Regulations promulgated thereunder, published statements by the Internal Revenue Service and other applicable authorities on the date of this Proxy Statement, all of which are subject to change, possibly with retroactive effect. This discussion does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. Further, it does not address any state, local or foreign income or other tax consequences. This summary also assumes that the shares of common stock held immediately prior to the effective time of the reverse stock split (the "old shares") were, and the new shares received will be, held as a "capital asset," as defined in the Internal Revenue Code (generally, property held for investment).

        Subject to the discussion below concerning the treatment of the receipt of cash payments instead of fractional shares, we believe that the material U.S. federal income tax consequences of a reverse stock split would be as follows:

  •
  Level 3 will not recognize any gain or loss as a result of the reverse stock split.

  •
  You will not recognize any gain or loss as a result of the reverse stock split, except with respect to cash received instead of fractional shares.

  •
  The aggregate adjusted basis of the shares of each class of our common stock you hold following the reverse stock split will be equal to your aggregate adjusted basis immediately prior to the reverse stock split, reduced by any tax basis attributable to a fractional share.

  •
  Your holding period for the common stock you continue to hold after the reverse stock split will include your holding period for the common stock you held immediately prior to the reverse stock split.

        In general, if you receive cash instead of a fractional share of our common stock, you will recognize capital gain or loss based on the difference between the amount of cash received and your adjusted basis in the fractional share. The capital gain or loss will constitute long-term capital gain or loss if your holding period for our common stock is greater than one year as of the date of the reverse stock split. The deductibility of capital losses is subject to limitations.

        Our beliefs regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts. Accordingly, we urge you to consult with your own tax advisor with respect to all of the potential tax consequences to you of the reverse stock split.

 Vote Required

        Article XIII of our Restated Certificate of Incorporation provides that the affirmative vote of stockholders holding at least a majority of the outstanding shares of our common stock is required for approval of this Reverse Stock Split proposal.

        The Board has unanimously adopted a resolution seeking stockholder approval of, and recommends that you vote FOR, this proposal.

STOCK PLAN PROPOSAL

        Subject to the requisite affirmative stockholder vote at the Annual Meeting, the Board has adopted an amendment of the Level 3 Communications, Inc. Stock Plan to increase the number of shares of our common stock, par value $.01 per share reserved for issuance under the plan by 100 million. In this Proposal, we refer to the Level 3 Communications, Inc. Stock Plan as the "Plan."

        We are seeking stockholder approval of an amendment of the Plan in order to comply with:

  •
  the requirements of The Nasdaq Stock Market; and

  •
  the stockholder approval requirements of Sections 162(m) and 422 of the Code, in order to qualify certain awards that the Compensation Committee can make under the Plan as "performance based compensation" or "incentive stock options" as defined under those respective sections of the Code.

In this discussion, we refer to the shares of our common stock that are reserved for issuance under the Plan as "Reserved Shares."

Background

        Since 1998, the Compensation Committee has administered the Plan. Since 1998, we have sought and received stockholder approval for two increases in the number of Reserved Shares. The most recent action by the stockholders to approve an increase in the number of Reserved Shares was at the 2010 Annual Meeting, at which time we indicated that it was our expectation that the increased number of Reserved Shares at that time would be sufficient for the operation of our long term incentive program using the Plan for the next 24 months. The Compensation Committee and the Board also sought and received from the stockholders the approval of an amendment and restatement of the Plan that had the purpose of extending the term of the Plan by 10 years to May 2020.

        In 2010, we indicated in our proxy statement for the 2010 Annual Meeting that the increase in the number of Reserved Shares at that time by 50 million would, in the view of the Compensation Committee and senior management, be sufficient to allow the long-term incentive program using the Plan to continue for a period of 24 months. We are now seeking the stockholders approval of an increase in the number of Reserved Shares to allow the long-term incentive program using the Plan to continue for a period of 24 months from the date of the Annual Meeting, primarily as a result of our having issued an aggregate of 35,743,595 shares of our common stock from the Reserved Shares to pay a portion of the short-term incentive bonuses that were awarded for 2009 and 2010 performance by our employees other than our Named Executive Officers and the expectation that we may again use shares of our common stock from the Reserved Shares to pay a portion of the short-term incentive bonuses that may be awarded for 2011 performance.

Ramifications of Failure to Receive Approval

        Based on the recommendation of the Compensation Committee, the Board believes that the stockholders' rejection of the amendment to increase the number of Reserved Shares by 100 million would require the redesign of our compensation programs that could require us to use a significantly greater portion of our cash on hand and cash generated by operations to compensate our employees. In addition, we would not be able to continue the use of equity linked long term compensation, including the OSO program—a program that the Compensation Committee continues to believe achieves the goal of aligning award recipients' and stockholders' interests by basing stock based compensation value on our ability to outperform the market in general, as measured by the relative performance of our common stock against the S&P 500® Index, or such other index as the Board may determine.

 Need for Increase in Number of Reserved Shares

        The Compensation Committee believes that the pool of Reserved Shares is generally sufficient to allow the stock settlement of all Awards that are either currently outstanding or scheduled to be awarded prior to January 2, 2012 at substantially all contemplated levels of our common stock price performance. The Compensation Committee has formed this belief based on its management of the level of Reserved Shares used in the administration of the Plan. Consistent with the two-year horizon considered last year and the use of shares of common stock to pay a portion of the performance bonus in both 2009 and 2010, the Compensation Committee believes that the currently approved level of Reserved Shares would be sufficient to continue our long-term incentive, or LTI, program only through January 2, 2012, at award levels that are competitive in the marketplace.

        In order to continue to attract, retain and motivate the employees that are necessary to execute our business plan, senior management and the Compensation Committee have concluded that LTI awards need to be maintained. In other words, in the absence of having the ability to continue the LTI program, long term incentive compensation packages that are offered by our competitors and other employers will be more attractive than the packages that we will be able to offer.

        Based on current expectations and our use of shares of our common stock from the Reserved Shares to pay a portion of the short-term incentive bonuses that were awarded for 2009 and 2010 performance by our employees other than our Named Executive Officers, to continue our current LTI program for what the Compensation Committee and senior management believe would be for an additional 24 months from the date of the Annual Meeting, the Compensation Committee and the entire Board believe that the number of Reserved Shares should be increased by the requested 100 million shares of our common stock.

        The grant of traditional NQSOs requires the use of one share of common stock reserved under the plan for each share to be issued upon exercise of the NQSO. Only a single share is required to be used from the share reserve because the maximum number of shares that can be issued upon exercise cannot exceed the number of shares specified in the grant of the NQSO. This maximum number is therefore easily identified and is fixed for administration purposes at the time of grant.

        In contrast to an NQSO, the features of the OSO program—including the use of a success multiplier and the fact that the number of shares issued upon exercise is determined based on the relative performance of our common stock versus the S&P 500® Index—require us to follow a "pool" methodology for managing the Reserved Shares when awarding OSOs. The determination of the number of shares to reserve or allocate for each OSO award results from a mathematical simulation that calculates the number of shares of our common stock that would be issued based on thousands of combinations of our common stock price performance, S&P 500® Index performance and other factors over various periods of time. The goal for the allocation is to ensure, as accurately as reasonably possible, that in virtually all stock price growth scenarios, there will be sufficient Reserved Shares available to satisfy all exercises of awarded OSOs through the issuance of Reserved Shares.

        To appropriately manage the pool of Reserved Shares when granting awards of OSOs, today, the Compensation Committee has set aside a range of zero to 3.48 Reserved Shares from the total Reserved Shares for each OSO awarded. We use a range to manage the pool since the number of Reserved Shares used is based on an analysis of the remaining life of the OSO, the Adjusted Strike Price and the performance of the S&P 500® from the date of the award to the date of determination. The share reservations have been, and are expected to continue to be, modified from time to time based on changes in market conditions.

        As of March 11, 2011, from the 250,000,000 Reserved Shares, we have issued 102,997,441 shares of our common stock in connection with the exercise of all awards issued under the Plan since April 1, 1998. In addition, we have issued an aggregate of 35,743,595 shares of our common stock from the

Reserved Shares to pay a portion of the short-term incentive bonuses that were awarded for 2009 and 2010 performance by our employees other than our Named Executive Officers. As part of the Compensation Committee's managing of the pool of Reserved Shares, as of March 11, 2011, of the approximately 111,258,964 Reserved Shares remaining, we have set aside a total of 44,109,853 Reserved Shares for all currently outstanding OSOs and we have set aside 27,865,292 of the remaining Reserved Shares for all currently outstanding RSUs. As a result, as of March 11, 2011, we have 39,283,819 Reserved Shares remaining that have not been set aside for any outstanding Awards.

        As of March 11, 2011, the number of Awards made under the Plan—including OSOs and RSUs—would require the issuance of 71,975,145 shares of our common stock if all of those awards had been settled or the restrictions on transfer lapsed, as the case may be, on that date (assuming a value for all OSOs based on our common stock price of $1.37 on March 10, 2011, the date that would be used to calculate the value of the outstanding OSOs on March 11, 2011). As of March 11, 2011, the number of shares of our common stock already issued pursuant to the Plan from March 1998 through March 11, 2011, plus the number of shares issuable upon settlement or lapse of transfer restrictions of all outstanding Awards under the Plan (calculated as of March 11, 2011) represents approximately 12.39% of the outstanding shares of our common stock.

Eligibility

        The following individuals will be eligible to participate in the Plan: (i) each employee of the company or of any of its affiliates, including each such person who may also be a director of the company and/or its affiliates; (ii) each non-employee director of the company and/or its affiliates and who is designated as eligible by the Compensation Committee; and (iii) each other person who provides substantial services to the company and/or its affiliates and who is designated as eligible by the Compensation Committee. An employee on an approved leave of absence may be considered as still in the employ of the company or its affiliates for purposes of eligibility for participation in the Plan.

        As of March 11, 2011, the approximate number of people currently participating in the Plan was 5,500.

Administration

        The Plan is administered by the Compensation Committee. The Compensation Committee, in its sole discretion, determines which individuals may participate in the Plan and the type, extent and terms of the Awards (as that term is defined below) to be granted. In addition, the Compensation Committee interprets the Plan and makes all other determinations with respect to the administration of the Plan.

Shares Subject to the Plan; Awards

        Subject to the requisite affirmative stockholder vote at the Annual Meeting increasing the number of Reserved Shares by 100 million, the aggregate number of Reserved Shares is 350 million, from which we have previously issued 138,741,036 shares. Absent receipt of that approval, the aggregate number of Reserved Shares is 250 million.

        The Plan allows for the grant to eligible participants who are selected by the Compensation Committee for participation of:

  •
  incentive stock options ("ISOs");

  •
  nonqualified stock options ("NQSOs");

  •
  restricted stock and restricted stock units;

  •
  outperform stock options and outperform stock appreciation units ("OSOs");

  •
  bargain purchases of shares of our common stock;

  •
  bonuses of shares of our common stock;

  •
  performance shares and performance units or other grants of shares of our common stock based on performance or the satisfaction of other conditions ("Performance Awards");

  •
  stock appreciation rights; or

  •
  any other form of stock benefit or stock-related benefit.

These various types of grants are referred to as "Awards."

        In order to qualify as a "performance based compensation" as defined under Code Section 162(m), the Plan is required to indicate the maximum number of OSOs and Options an individual may be granted during any calendar year. Therefore, for purposes of Section 162(m) of the Code, the maximum number of OSOs and Options that any individual can receive under the Plan in any single calendar year is 3,000,000. This limitation will be determined prior to the application of the OSO performance multiplier (the "Multiplier"), where the Multiplier is based on the comparative performance of our common stock price to the S&P 500® Index. More information regarding the Multiplier is included below.

        Options.    Options granted under the Plan may be "incentive stock options" or ISOs, within the meaning of Section 422 of the Code, or nonqualified stock options or NQSOs; provided, however, that ISOs may only be granted to participants who are also our employees or a subsidiary corporation within the meaning of Section 424 of the Code. The terms of Options granted under the Plan will be set out in option agreements between the company and participants that will contain those provisions that the Compensation Committee from time to time deems appropriate, including the exercise price and expiration date of those Options; provided, however, that no Option granted under the Plan shall be exercisable after the expiration of ten (10) years from the date it was granted. The exercise price of the Options is determined by the Compensation Committee at the time of grant; provided that in the case of ISOs, the exercise price must be at least the fair market value of our shares of common stock on the date of grant. Upon the exercise of an Option, the amount due to us may be paid by the holder of the Option (a) in cash; (b) by the surrender of all or part of an Option; (c) by the tender to us of shares of our common stock acquired by the holder on the open market or owned by the holder for at least six months and registered in his or her name having a fair market value equal to the amount due to us; (d) by delivering to the Compensation Committee a copy of irrevocable instructions to a stockbroker to deliver promptly to us an amount of sale or loan proceeds sufficient to pay the exercise price, in the case of an Option; (e) in other property, rights and credits deemed acceptable by the Compensation Committee, including a promissory note; or (f) by any combination of the payment methods specified in (a) through (e). Notwithstanding the foregoing, any method of payment other than in cash may be used only with the consent of the Compensation Committee or if and to the extent so provided in the related option agreement.

        Outperform Stock Options (OSOs).    As discussed above, the Compensation Committee may grant OSOs under the Plan. OSOs are currently designed to provide management with the incentive to maximize stockholder value and to reward the members of management only when the Share price outperforms the S&P 500® Index. OSOs have a three-year life and vest 100% on the third anniversary of the date of the award and will fully settle on that date. In other words, recipients of these OSOs will not be able to voluntarily exercise the OSOs as they will settle automatically with value on the third anniversary of the date of the award or expire without value on that date. This type of instrument is sometimes referred to as a "European style option."

        OSOs have an initial base price that is equal to the closing market price of our common stock on the trading day immediately prior to the date of grant. This initial base price is referred to as the

"Initial Price." On the settlement date, the Initial Price is adjusted—as of that date—by a percentage that is equal to the aggregate percentage increase or decrease in the S&P 500® Index over the period beginning on the date of grant and ending on the trading day immediately preceding the settlement date. The Initial Price, however, cannot be adjusted below the closing price of our common stock on the day that the OSO was granted.

        The value of OSOs increases as the price of our common stock increases relative to the performance of the S&P® 500 Index over time. This increase in value is attributable in part to the use of a "success multiplier." On the date of settlement, the gain on the OSO is determined by taking our common stock price and subtracting the Adjusted Price. The success multiplier is then applied against this result to determine the final value of the exercised OSO.

        Upon settlement of an OSO, the Compensation Committee, in its sole discretion, will deliver to the holder with respect to and in cancellation of each Share as to which the OSO is exercised or settled, either (a) a number of whole shares of our common stock with a fair market value on the trading day immediately preceding the date of exercise (rounded up to the nearest whole share) equal to the product of (A) the fair market value of a share of our common stock on the trading day immediately preceding the date of exercise or settlement, less the Adjusted Price, multiplied by (B) the Multiplier, (b) cash, equal to the aggregate value of the shares of our common stock determined pursuant to clause (a) above, or (c) a combination of Shares and cash, in any proportion the Compensation Committee may determine, having the same aggregate value as the shares of our common stock determined pursuant to clause (a) above, in each case subject to applicable tax withholding.

        In response to changing economic and competitive conditions, the Compensation Committee may modify the terms of OSOs that are issued in the future, but the terms of such a grant must require our common stock to have outperformed a broad-based, market stock index before the award has any exercise value.

        Restricted Shares and Restricted Stock Units.    Restricted Shares and Restricted Stock Units may be granted by the Compensation Committee in its sole discretion, and such shares of our common stock will become unrestricted or such shares of our common stock will be issued without restrictions on transfer in accordance with a schedule established by the Compensation Committee. Except as set forth in an agreement relating to Restricted Shares, each person who is awarded Restricted Shares will have the entire beneficial ownership of, and all rights and privileges of a stockholder with respect to, the Restricted Shares awarded to him or her, except that such Restricted Shares may not be sold, transferred, pledged or otherwise encumbered during the restricted period set by the Compensation Committee.

        The Compensation Committee has, and expects to continue to issue in the future, Restricted Stock Units. Restricted Stock Units will become unrestricted and as a result, shares of our common stock will be issued to the person that is the holder of the Restricted Stock Units that have become unrestricted in accordance with a schedule established by the Compensation Committee. Except as set forth in an agreement relating to Restricted Stock Units, each person who is awarded Restricted Stock Units will have no beneficial ownership of, and no rights and privileges of a stockholder with respect to, the shares of our common stock underlying the Restricted Stock Unit awarded to him or her, until that Restricted Stock Unit is vested and the underlying shares of our common stock are issued.

        Performance Shares and Performance Units.    The Compensation Committee may grant Performance Awards. Each Performance Award will specify the "Performance Objectives" that must be achieved before that Award will become vested and payable. The Compensation Committee also may specify a minimum acceptable level of achievement below which no payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

        Performance Objectives may be described in terms of company-wide objectives or objectives that are related to the performance of an individual Participant or the division, department, or function within the company or our affiliate. Performance Objectives may be measured on an absolute or relative basis. Relative performance may be measured by comparison to a group of peer companies or to a financial market index. Performance Objectives shall be limited to specified levels of or increases in one or more of the following: return on equity; diluted earnings per share; net earnings; total earnings; earnings growth; return on capital; working capital turnover; return on assets; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; sales; sales growth; gross margin; return on investment; increase in the fair market value per share; share price (including but not limited to, growth measures and total stockholder return); operating profit; cash flow (including, but not limited to, operating cash flow and free cash flow); cash flow return on investment (which equals net cash flow divided by total capital); inventory turns; financial return ratios; total return to stockholders; market share; earnings measures/ratios; economic value added; balance sheet measurements including (but not limited to receivable turnover); internal rate of return; and expense targets.

        Each Performance Award shall have an initial value that is established by the Compensation Committee at the time of grant. Each Performance Share shall have an initial value equal to the fair market value of our common stock on the date of grant. In addition to any other non-performance terms included in the related agreement, the Compensation Committee will set the applicable Performance Objectives in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units or Performance Shares, as the case may be, that will be paid out to the Participant.

        Other Share-based Awards.    The Compensation Committee may in its sole discretion grant any other Share or Share-related awards to an eligible person under the Plan that the Compensation Committee deems appropriate, including, but not limited to, stock appreciation rights, bargain purchases of shares of our common stock, bonuses of shares of our common stock and the grant of shares of our common stock based on performance or upon the satisfaction of other conditions. With respect to stock appreciation rights, no stock appreciation right granted under the Plan shall be exercisable after the expiration of ten (10) years from the date it was granted.

Adjustments for Recapitalization, Merger, etc. of the Company

        The aggregate number of Reserved Shares, Awards granted under the Plan and any agreements evidencing such Awards, the maximum number of shares of our common stock subject to all Awards and the maximum number of shares of our common stock with respect to which any one person may be granted Awards shall be subject to adjustment or substitution, as determined by the Compensation Committee in its sole discretion, as to the number, price or kind of Share or other consideration subject to such Awards or as otherwise determined by the Compensation Committee to be equitable (i) in the event of changes in the outstanding shares of our common stock or in the capital structure of the company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such Award or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, participants in the Plan, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan.

        Notwithstanding the above, in the event that: (i) the company is merged or consolidated with another corporation or entity and, in connection therewith, consideration is received by stockholders of the company in a form other than stock or other equity interests of the surviving entity; (ii) all or substantially all of the assets of the company are acquired by another person; (iii) the reorganization or liquidation of the company; or (iv) the company shall enter into a written agreement to undergo an event described in clauses (i), (ii) or (iii) above, then the Compensation Committee may, in its discretion and upon at least 10 days advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of our common stock received or to be received by other stockholders of the company in the event.

Change of Control

        The Compensation Committee, in its sole discretion, may (but need not) provide in any Award agreement that, in the event of a Change in Control (as defined in the Plan), notwithstanding any vesting schedule otherwise effective with respect to the Award, (i) in the case of Options or stock appreciation rights, the Award shall become immediately exercisable with respect to 100 percent of the shares of our common stock subject thereto, (ii) in the case of Restricted Shares, any restrictions shall expire immediately with respect to 100 percent of such Restricted Shares and (iii) in the case of any other Award, including Restricted Stock Units, any other vesting or restricted period to which such Award is subject shall expire as to 100 percent of such Award.

        The Plan defines a Change of Control as the occurrence of any of the following events:

  •
  a change in ownership or control of the company effected through a transaction or series of related transactions (other than an offering of our common stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any "person" (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934) or any two or more persons deemed to be one "person" (as used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934), other than the company or any of its affiliates, or an employee benefit plan maintained by the company or any of its affiliates, directly or indirectly acquire "beneficial ownership" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of securities of the company possessing more than fifty percent (50%) of the total combined voting power of the company's securities outstanding immediately after such acquisition; or

  •
  the date upon which individuals who, as of May 20, 2010 (the effective date of the amended and restated plan), constitute the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the May 20, 2010, whose election, or nomination for election by the company's stockholders, was approved by a vote of at least a majority of the directors then constituting the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board since May 19, 2011, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

  •
  the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the company to any "person" (as defined in Section 3(a)(9) of the Securities Exchange Act) or to any two or more persons deemed to be one "person" (as used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act) other than the company's affiliates.

        The Compensation Committee may, by a written determination prior to the consummation of an event or transaction, determine that such event or transaction does not constitute a Change in Control, provided that the Committee reasonably concludes that such event or transaction (i) is not likely to result in a significant change to the identities of the persons functioning as senior management of the company, either immediately in the foreseeable future (it being understood that the Compensation Committee need not conclude that no changes in senior management are likely to occur), and (ii) is not likely to result in control of the Board (or a significant portion of the Board's functions) being transferred to a single person other than an affiliate of the company or any employee benefit plan (or related trust) sponsored or maintained by the company or an affiliate of the company, either immediately or in the foreseeable future.

Market Value

        The closing price of the shares of our common stock on the Nasdaq Stock Market on March 28, 2011, was $1.47 per share.

Term; Amendment and Termination

        The term of the Plan extends to May 20, 2020. The Compensation Committee may amend the Plan from time to time, as it deems appropriate, subject to any applicable law or rule(s) promulgated by the principal national securities exchange on which the Stock is listed and traded at the time of such amendment. The Compensation Committee, however, may not amend any provision relating to ISOs, the Plan's share reserve or the provision relating to Plan amendment without the approval of the Board. Unless otherwise determined by the Compensation Committee, no amendment to this Plan may deprive a participant of any Award or rights with respect to an Award without the participant's consent.

Transferability

        Unless otherwise determined by the Compensation Committee, no Award granted under the Plan may be transferred by the participant to whom it is granted other than by beneficiary designation, will, or pursuant to the laws of descent and distribution.

Tax Gross-Up

        The Compensation Committee, in its sole discretion, may (but need not) provide in any Award agreement for the payment of additional amounts in respect of the Award in order to make a Participant whole for some or all of the excise taxes imposed on a participant pursuant to Section 4999 of the Code in the event that the grant, exercise, vesting or payment of such Award is deemed to be an "excess parachute payment" for purposes of Section 280G of the Code.

Federal Tax Consequences

        The following is a brief discussion of our beliefs regarding the Federal income tax consequences of transactions with respect to Options and OSOs under the Plan based on the Code, as in effect as of the date of this summary. This discussion is not intended to be exhaustive and does not describe any state or local tax consequences. Holders of awards under the Plan should consult with their own tax advisors.

        ISOs.    No taxable income is realized by the optionee upon the grant or exercise of an ISO. If shares of our common stock are issued to an optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to such optionee, then (i) upon the sale of such shares, any amount realized in excess of the Option price will be taxed to such optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (ii) no deduction will be allowed to the company for Federal income tax purposes.

        If the shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, generally, (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise

(or, if less, the amount realized on the disposition of such shares) over the exercise price paid for such shares and (ii) the company will be entitled to deduct such amount for Federal income tax purposes if the amount represents an ordinary and necessary business expense. Any further gain (or loss) realized by the optionee upon the sale of the shares of our common stock will be taxed as short-term or long-term capital gain (or loss), depending on how long the shares have been held, and will not result in any deduction by us.

        If an ISO is exercised more than three months following termination of employment (subject to certain exceptions for disability or death), the exercise of the Option will generally be taxed as the exercise of a NQSO, as described below.

        For purposes of determining whether an optionee is subject to alternative minimum tax liability, an optionee who exercises an ISO generally would be required to increase his or her alternative minimum taxable income, and compute the tax basis in the shares of our common stock so acquired, in the same manner as if the optionee had exercised a NQSO. Each optionee is potentially subject to the alternative minimum tax. In substance, a taxpayer is required to pay the higher of his/her alternative minimum tax liability or his/her "regular" income tax liability. As a result, a taxpayer has to determine his/her potential liability under the alternative minimum tax.

        NQSOs.    With respect to NQSOs: (i) no income is realized by the optionee at the time the Option is granted; (ii) generally, at exercise, ordinary income is realized by the optionee in an amount equal to the excess, if any, of the fair market value of the shares of our common stock on such date over the exercise price, and the company is generally entitled to a tax deduction in the same amount, subject to applicable tax withholding requirements; and (iii) at sale, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares of our common stock have been held.

        OSOs.    Participants who receive OSOs will be taxed at ordinary income rates, at the time an OSO is exercised, on the fair market value of the shares of our common stock and cash received in connection with such exercise, and we generally will be entitled to a deduction equal to the amount of ordinary income so recognized.

        Restricted Shares or Restricted Stock Units.    Participants who receive Restricted Shares or Restricted Stock Units will be taxed at ordinary income rates, at the time the restrictions lapse, on the fair market value of the shares of our common stock underlying those vested Restricted Shares or Restricted Stock Units, and we generally will be entitled to a deduction equal to the amount of ordinary income so recognized.

        Performance Awards.    Participants who receive Performance Awards will be taxed at ordinary income rates, at the time a Performance Award is settled, on the fair market value of the shares of our common stock and/or cash received in connection with such settlement, and we generally will be entitled to a deduction equal to the amount of ordinary income so recognized.

Repricings

        Notwithstanding any provision of the Plan, repricing of Awards is not be permitted without stockholder approval. For this purpose, a "repricing" means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an Award to lower its exercise price (other than on account of capital adjustments resulting from share splits, etc., as described in the Plan and other than on account of adjustments associated with the initial exercise price of an Award of OSOs); (ii) any other action that is treated as "repricing" under generally accepted accounting principles; and (iii) repurchasing for cash or canceling an Award in exchange for another Award at a time when its exercise price is greater than the fair market value of the underlying shares of our common stock, unless the cancellation and exchange occurs in connection with capital adjustments resulting from share splits, etc., as described in the Plan.

Special Rules Applicable to Corporate Insiders

        As a result of the rules under Section 16(b) of the Exchange Act ("Section 16(b)"), and depending upon the particular exemption from the provisions of Section 16(b) utilized, officers and directors of the company and persons owning more than 10 percent of the outstanding shares of our common stock ("Insiders") may not receive the same tax treatment as set forth above with respect to the Options and other Share-based awards. Generally, Insiders will not be subject to taxation until the expiration of any period during which they are subject to the liability provisions of Section 16(b) with respect to the sale of such shares of our common stock. Insiders should check with their own tax advisers to ascertain the appropriate tax treatment for any particular Award.

New Plan Benefits

        The grant of OSOs, Options, Restricted Shares and other share-based awards under the Plan is entirely within the discretion of the Compensation Committee. As of the date of the mailing of this proxy statement, we cannot determine the number of OSOs, Option, Restricted Share and other Share-based awards that will be granted in the future. Therefore, we have omitted the tabular disclosure of the benefits or amounts allocated under the Plan.

Vote Required

        The affirmative vote of a majority of the votes cast by holders of our common stock present in person or by proxy at the Annual Meeting is required for approval of this Stock Plan Proposal.

        The Board unanimously recommends a vote FOR the approval of the Stock Plan Proposal.

ADVISORY VOTE ON COMPENSATION PROPOSAL

        Under the rules of the SEC, we are required to provide you with the opportunity to cast an advisory vote on the executive compensation program for our Named Executive Officers. This proposal is frequently referred to as a "say-on-pay" vote. Our executive compensation program is intended to attract, retain and motivate the executive talent required to achieve our corporate objectives and increase stockholder value.

        As part of our efforts to satisfy the need to attract, retain and motivate the individuals who possess the skills necessary to grow our business, management and our Compensation Committee believe that our compensation programs should reflect our compensation philosophy. This philosophy includes the following core beliefs:

  •
  our employees should be rewarded fairly and competitively through a mix of base salary, short and long-term incentives, benefits, career growth and development opportunities and a work environment that allows our employees to achieve results;

  •
  our compensation programs should be flexible in order to meet the needs of our business and are reviewed as appropriate by our Compensation Committee;

  •
  employee ownership demonstrates an economic stake in our business that aligns employees' interests with those of our stockholders;

  •
  our compensation programs in particular for our more senior employees should be based heavily on creating long-term value, which we believe is best measured by stock price performance;

  •
  our compensation programs are supported by an effective performance review and management process; and

  •
  we provide an above-market total compensation opportunity for exceeding expected performance.

        Our executive compensation program is described in the Compensation Discussion and Analysis, or CD&A, related compensation tables and other narrative executive compensation disclosures required by the disclosure rules of the SEC, all of which are found in this Proxy Statement. In particular, the CD&A, beginning on page 22 of this Proxy Statement, describes our executive compensation program in detail, and we encourage you to review it.

        Since the vote on this proposal is advisory, it is not binding on us. Nonetheless, the Compensation Committee, which is responsible for approving the overall design and administering certain aspects of the executive compensation program, will take into account the outcome of the vote when making future executive compensation decisions. The Board of Directors recommends that you approve the following resolution that will be submitted for a vote at the 2011 Annual Meeting in support of our executive compensation program:

  RESOLVED, that the compensation paid to the company's named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in the Proxy Statement, is hereby APPROVED.

        The Board unanimously recommends a vote FOR the approval, on an advisory basis, of the Advisory Vote on Compensation Proposal.

        Unless you specify otherwise, the Board intends the accompanying Proxy to be voted for this item.

 FREQUENCY OF ADVISORY VOTE ON COMPENSATION PROPOSAL

        As described in ADVISORY VOTE ON COMPENSATION PROPOSAL, under the rules of the SEC, we are required to provide you with a "say-on-pay" vote, which is an advisory vote on the executive compensation program for our Named Executive Officers. The rules of the SEC also require us to provide you with the opportunity to cast an advisory vote on whether the say-on-pay vote will occur every one, two or three years, or whether you wish to abstain from this vote. This frequency vote must be held at least once every six years.

        Most elements of our executive compensation program are reviewed and determined annually, including base salary, short term bonus and awards under our long-term incentive plan. Holding annual say-on-pay advisory votes would more closely coincide with these decisions and provide valuable feedback to the Compensation Committee and the full Board on a more timely basis.

        While this proposal is advisory and is not binding on us, the Board appreciates and values your views on this issue, and believes that an annual say-on-pay advisory vote provides the highest level of accountability. While the Board is recommending that you vote in favor of holding advisory say-on-pay votes every year, you are not voting to approve or disapprove the Board's recommendation. The proxy card provides you with a choice of voting for our holding say-on-pay advisory votes every one, two or three years, or abstaining from voting on this proposal.

        The Board of Directors recommends a vote FOR holding advisory say-on-pay votes every ONE YEAR.

        Unless you specify otherwise, the Board intends the accompanying proxy to be voted in accordance with its recommendation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership of our common stock, as of March 15, 2011, by Level 3's directors, the Named Executive Officers, and the directors and executive officers as a group, and each person known by us to beneficially own more than five percent of our outstanding common stock.

Name	Number of Shares of Common Stock	Percent of Common Stock Beneficially Owned(%)
James Q. Crowe(1)	6,574,062	*
Sunit S. Patel(2)	1,151,183	*
Jeff K. Storey(3)	149,390	*
Charles C. Miller, III(4)	1,098,555	*
Thomas C. Stortz(5)	1,856,326	*
Walter Scott, Jr.(6)	49,493,250	2.9
R. Douglas Bradbury	684,653	*
Douglas C. Eby	79,727	*
James O. Ellis, Jr.	499,780	*
Richard R. Jaros	1,677,628	*
Robert E. Julian(7)	5,446,114	*
Michael J. Mahoney	422,989	*
Rahul N. Merchant	164,846	*
Arun Netravali	539,084	*
John T. Reed(8)	723,148	*
Michael B. Yanney(9)	343,103	*
Albert C. Yates	430,880	*
Directors and Executive Officers as a Group (19 persons)(10)	71,763,312	4.2
Southeastern Asset Management, Inc.(11)	537,757,880	31.1
Fairfax Financial Holdings(12)	252,611,327	15.13
Loomis Sayles & Co., L.P.(13)	205,860,033	10.98
Odyssey America Reinsurance Corporation(12)	84,323,010	5.1

*
Less than 1%.

(1)
Includes 150,151 restricted stock units, the restrictions on which will lapse within 60 days of March 15, 2011.

(2)
Includes 15,000 shares of our common stock held in an individual retirement account by Mr. Patel and 159,420 restricted stock units, the restrictions on which will lapse within 60 days of March 15, 2011.

(3)
Includes 31,406 restricted stock units, the restrictions on which will lapse within 60 days of March 15, 2011.

(4)
Includes 53,967 restricted stock units, the restrictions on which will lapse within 60 days of March 15, 2011.

(5)
Includes 943,714 restricted stock units, the restrictions on which will lapse within 60 days of March 15, 2011.

(6)
Includes 99,700 shares of our common stock held by the Suzanne Scott Irrevocable Trust as to which Mr. Scott shares voting and investment powers, 16,316,668 shares of our common stock issuable upon conversion of $29,370,000 in principal amount of our 15% Convertible Senior Notes due 2013 (the "15% Notes") that Mr. Scott holds directly, 1,777,778 shares issuable upon conversion of $3,200,000 in principal amount of our 15% Notes that Mr. Scott holds indirectly through a charitable remainder trust, 1,175,556 shares issuable upon conversion of $2,116,000 in principal amount of our 15% Notes that Mr. Scott holds indirectly through the Suzanne and Walter Scott Charitable Remainder Trust, 1,272,222 shares issuable upon conversion of $2,290,000 in principal amount of our 15% Notes that Mr. Scott holds indirectly through the WS Charitable Remainder Unitrust II and 400,975 shares of our common stock held indirectly by Mr. Scott.

(7)
Includes 1,000,000 shares of our common stock held by Julian Properties, LP, 1,518,650 shares of our common stock held by trust of which Mr. Julian is the trustee, 509,201 shares of common stock held by a trust of which Mr. Julian is the beneficiary, 472,222 shares of our common stock issuable upon conversion of $850,000 in principal amount of our 15% Convertible Senior Notes due 2013 (the "15% Notes"), 438,889 shares of our common stock issuable upon conversion of $790,000 in principal amount of our 15% Notes that Mr. Julian holds indirectly through a trust of which Mr. Julian is the trustee and 544,444 shares of our common stock issuable upon conversion of $980,000 in principal amount of our 15% Notes that Mr. Julian holds indirectly through Julian Properties.

(8)
Includes 100,000 shares of our common stock held in Mr. Reed's individual retirement account and 100,000 shares of our common stock held by Reed Partners, LLC, of which Mr. Reed and his spouse hold an aggregate 10% membership interest.

(9)
Includes 34,440 shares of our common stock held in Mr. Yanney's individual retirement account, 53,500 shares of our common stock held in a retirement trust on behalf of Mr. Yanney's spouse and 40,000 shares of our common stock held by The Burlington Capital Group, LLC, of which Mr. Yanney and his spouse own approximately 47% of the outstanding membership interests. The Burlington Capital Group, LLC has pledged all of its marketable securities, including the 40,000 shares of our common stock, to secure a line of credit from a commercial bank.

(10)
Includes 1,505,476 shares of our common stock issuable upon the lapse of restrictions on restricted stock units within 60 days of March 15, 2011. Also includes 21,997,779 shares issuable upon conversion of our 15% Convertible Senior Notes due 2013.

(11)
Address for Southeastern Asset Management, Inc., Longleaf Partners Fund and Mr. O. Mason Hawkins is 6410 Poplar Avenue, Suite 900, Memphis, Tennessee 38119. The following information is based solely on Southeastern Asset Management, Inc.'s Schedule 13G filed with the SEC on February 8, 2011. Percentage of our outstanding common stock is as reported in their Schedule 13G.

Information presented is presented by Southeastern Asset Management, Inc. as a registered investment adviser. All of the securities reported by Southeastern Asset Management are owned legally by Southeastern Asset Management, Inc.'s investment advisory clients and none are owned directly or indirectly by Southeastern Asset Management, Inc. Includes 197,596,758 shares of our common stock (11.4%) beneficially owned by Longleaf Partners Fund, a series of Longleaf Partners Fund Trust, of which Southeastern Asset Management, Inc. shares voting and dispositive power. Southeastern Asset Management, Inc. exercises sole dispositive power with respect to 267,279,122 shares of our common stock beneficially owned by discretionary managed accounts, 270,478,758 shares of our common stock beneficially owned by discretionary managed accounts for which Southeastern Asset Management has shared dispositive power. Also includes 221,512,516 shares of our common stock held by discretionary managed accounts for which Southeastern Asset Management, Inc. has sole voting power, 270,478,758 shares of our common stock held by discretionary managed accounts for which Southeastern Asset Management, Inc. has shared voting power and 45,766,606 shares of our common stock held by discretionary managed accounts for which Southeastern Asset Management, Inc. has no voting power.

  The shares of our common stock beneficially owned by Southeastern Asset Management includes 62,070,004 shares issuable upon conversion of convertible notes.

  Mr. O Mason Hawkins, Chairman of the Board and C.E.O. of Southeastern Asset Management, Inc., may be deemed to beneficially own the Level 3 common stock held by Southeastern Asset Management, Inc. Mr. Hawkins disclaims beneficial ownership of such common stock.

(12)
The following information is based solely on Fairfax Financial Holdings Limited's Schedule 13G filed with the SEC on February 11, 2011. Percentage of our outstanding common stock is as reported in their Schedule 13G. The information provided is for Fairfax Financial Holdings Limited ("Fairfax"), a corporation incorporated under the laws of Canada includes information for V. Prem Watsa, an individual; 1109519 Ontario Limited ("1109519"), a corporation incorporated under the laws of Ontario; The Sixty Two Investment Company Limited ("Sixty Two"), a corporation incorporated under the laws of British Columbia; 810679 Ontario Limited ("810679"), a corporation incorporated under the laws of Ontario; and Odyssey America Reinsurance Corporation ("Odyssey America"), a corporation incorporated under the laws of Connecticut. The business addresses for Fairfax, Mr. Watsa, 1109519 and 810679 is 95 Wellington Street West, Suite 800, Toronto, Ontario M5J 2N7; the business address for Sixty Two is 1600 Cathedral Place, 925 West Georgia St., Vancouver, British Columbia V6C 3L3; the business address for OdysseyRe is 300 First Stamford Place, Stamford, Connecticut 06902 and the business address for Odyssey America is 300 First Stamford Place, Stamford, Connecticut 06902.

Fairfax, Mr. Watsa, 1109519, 810679 and Sixty Two share voting and dispositive power with respect to 252,611,327 shares of our common stock, and Odyssey America has shared voting and dispositive power with respect to 84,323,010 shares of our common stock.

Certain of the shares of common stock beneficially owned are held by subsidiaries of Fairfax and by the pension plans of certain subsidiaries of Fairfax, and certain of the convertible debt securities that are convertible into shares of our common stock beneficially owned are held by subsidiaries of Fairfax, which subsidiaries and pension plans have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, such securities. No such interest of a subsidiary or pension plan relates to more than 5% of the class of our common stock.

Shares of our common stock reported as beneficially owned include shares of our common stock issuable upon conversion of certain convertible debt securities.

Neither the filing of the Schedule 13G nor the information contained therein shall be deemed to constitute an affirmation by Mr. Watsa, 1109519, Sixty Two, 810679, Fairfax, OdysseyRe or Odyssey America that such person is the beneficial owner of the shares referred to therein for purposes of Section 13(d) or 13(g) of the Securities Exchange Act of 1934, or for any other purpose, and such beneficial ownership is expressly disclaimed.

(13)
Address for Loomis Sayles & Co., L.P. is One Financial Center, Boston, MA 02111. The following information is based solely on Loomis Sayles & Co., L.P. ("Loomis") Schedule 13G filed with the SEC on February 14, 2011. Percentage of our outstanding common stock is as reported in their Schedule 13G.

Information presented is presented by Loomis as a registered investment adviser. All of the securities reported by Loomis are owned legally by Loomis's investment advisory clients and none are owned directly or indirectly by Loomis. Loomis exercises sole dispositive power with respect to 205,860,033 shares of our common stock beneficially owned by discretionary managed accounts. Also includes 195,550,813 shares of our common stock held by discretionary managed accounts for which Loomis has sole voting power, 3,518,447 shares of our common stock held by discretionary managed accounts for which Loomis has shared voting power.

  Shares of our common stock reported as beneficially owned include shares of our common stock issuable upon conversion of certain convertible debt securities.

  Loomis disclaims any beneficial interest in any of the foregoing securities.

  Certain of the shares of common stock beneficially owned are held by Loomis's clients that have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, such securities. No such client relates to more than 5% of the class of our common stock.

OTHER MATTERS

        It is not anticipated that any matters other than those described in this Proxy Statement will be brought before the Annual Meeting. If any other matters are presented, however, it is the intention of the persons named in the proxy to vote the proxy in accordance with the discretion of the persons named in the proxy.

FUTURE STOCKHOLDER PROPOSALS

        A stockholder who would like to have a proposal considered for inclusion in our 2012 Proxy Statement must submit the proposal so that it is received by us no later than December 9, 2011. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to the Secretary, Level 3 Communications, Inc., 1025 Eldorado Boulevard, Broomfield, Colorado 80021.

        If a stockholder does not submit a proposal for inclusion in our 2012 Proxy Statement, but instead wishes to present it directly at the 2012 Annual Meeting of Stockholders, our By-laws require that the stockholder notify us in writing on or before March 20, 2012, but no earlier than February 19, 2012, for the proposal to be included in our proxy material relating to that meeting. Proposals received after March 20, 2012 will not be voted on at the 2012 Annual Meeting. In addition, such proposal must also include a brief description of the business to be brought before the 2012 Annual Meeting, the stockholder's name and record address, the number of shares of our common stock that are owned beneficially or of record by such stockholder, a description of any arrangements or understandings between the stockholder and any other person in connection with such proposal and any material interest of such stockholder in such proposal, and a representation that the stockholder intends to appear in person or by proxy at the 2012 Annual Meeting. If the stockholder wishes to nominate one or more persons for election as a director, such stockholder's notice must comply with additional provisions as set forth in our By-laws, including certain information with respect to the persons nominated for election as directors and any information relating to the stockholder that would be required to be disclosed in a Proxy Statement filing. Any such proposals should be directed to the Secretary, Level 3 Communications, Inc., 1025 Eldorado Boulevard, Broomfield, Colorado 80021.

Annex 1

AUDIT COMMITTEE REPORT

To the Board of Directors

        The Audit Committee reviews Level 3 Communications, Inc.'s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The company's registered public accounting firm is responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles. We have reviewed and discussed with management the company's audited financial statements as of and for the year ended December 31, 2010.

        The Audit Committee has reviewed and discussed the consolidated financial statements with management and KPMG LLP, the company's independent registered public accounting firm. Management is responsible for the preparation, presentation and integrity of the company's financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Securities Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Securities Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. KPMG LLP is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on the effectiveness of internal control over financial reporting.

        During the course of fiscal 2010, management completed the documentation, testing and evaluation of the company's system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and KPMG LLP at each regularly scheduled Audit Committee meeting. At the conclusion of the process, management provided the Audit Committee with and the Audit Committee reviewed a report on the effectiveness of the company's internal control over financial reporting. The Audit Committee also reviewed the report of management contained in the company's Form 10-K for the fiscal year ended December 31, 2010 filed with the Securities and Exchange Commission, as well as KPMG LLP's Report of Independent Registered Public Accounting Firm included in the company's Form 10-K related to its audit of (i) the consolidated financial statements and (ii) the effectiveness of internal control over financial reporting. The Audit Committee continues to oversee the company's efforts related to its internal control over financial reporting and management's preparations for the evaluation in fiscal 2011.

        The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 114 "The Auditor's Communication With Those Charged With Governance." The Audit Committee has received and reviewed the written disclosures and the letter from KPMG LLP required by Rule 3526, Communications with Audit Committees Concerning Independence, by the Professional Standards of the Public Company Accounting Oversight Board (United States), and has discussed with the auditors the auditors' independence.

        Based on the reviews and discussions referred to above, the Audit Committee recommends to the Board of Directors that the financial statements referred to above be included in the company's annual report on Form 10-K for the year ended December 31, 2010.

A-1-1

        The Audit Committee has also considered whether the provision of services by KPMG LLP not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in the company's Forms 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010 is compatible with maintaining KPMG LLP's independence.

        The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Level 3 annual financial statements for the years ended December 31, 2010, and 2009 and fees billed for other services rendered by KPMG LLP during those periods, which have been approved by the Audit Committee.

	2010	2009
Audit Fees(1)	$2,786,000	$2,765,000
Audit-Related Fees(2)	1,398,000	810,000
Tax Fees(3)	45,000	25,000
All Other Fees	0	0

Total Fees	$4,229,000	$3,600,000

(1)
Audit fees consisted principally of fees for the audit of financial statements, including statutory audits of foreign subsidiaries, and audit of internal control over financial reporting.

(2)
Audit related fees consisted principally of fees for audits of employee benefit plans, agreed-upon procedures reports, due diligence activities, other audits not required by statute or regulation and fees relating to comfort letters and registration statements.

(3)
Tax fees consisted principally of fees for tax consultation and tax compliance activities.

The Audit Committee:

John T. Reed, Chairman
R. Douglas Bradbury
Douglas C. Eby
Robert E. Julian
Rahul N. Merchant

For the year ended December 31, 2010

A-1-2

Annex 2

PROPOSED TEXT OF AMENDMENT
of
RESTATED CERTIFICATE OF INCORPORATION
of
LEVEL 3 COMMUNICATIONS, INC.

ARTICLE IV of the Restated Certificate of Incorporation of the Corporation, filed with the Secretary of State of the State of Delaware on May 22, 2008, as amended on May 27, 2009 and May 25, 2010, is hereby amended in its entirety to read as follows(1):

"ARTICLE IV
AUTHORIZED CAPITAL STOCK

        The total number of shares of capital stock which the Corporation shall have the authority to issue is 2,910,000,000 shares, consisting of 2,900,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock") and 10,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock")."

ARTICLE V of the Restated Certificate of Incorporation of the Corporation, filed with the Secretary of State of the State of Delaware on May 22, 2008, as amended on May 27, 2009 and May 25, 2010, is hereby amended by adding a new Section D to read as follows:

        "D. Upon this Certificate of Amendment to the Restated Certificate of Incorporation of the Corporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the "Amendment Effective Time"), every [five (5), ten (10) fifteen (15) or twenty (20) shares] of the Corporation's Common Stock (the "Old Common Stock"), issued and outstanding immediately prior to the Amendment Effective Time, will be automatically reclassified as and converted into one share of common stock, par value $.01 per share, of the Corporation (the "New Common Stock").

        Notwithstanding the immediately preceding sentence, no fractional shares of New Common Stock shall be issued to the holders of record of Old Common Stock in connection with the foregoing reclassification of shares of Old Common Stock. In lieu thereof, the aggregate of all fractional shares otherwise issuable to the holders of record of Old Common Stock shall be issued to [NAME OF THIRD PARTY], as agent, for the accounts of all holders of record of Old Common Stock otherwise entitled to have a fraction of a share issued to them. The sale of all of the fractional interests will be effected by that agent as soon as practicable after the Amendment Effective Time on the basis of prevailing market prices of the New Common Stock on the NASDAQ Stock Market at the time of sale. After such sale and upon the surrender of the stockholders' stock certificates, the transfer agent will pay to such holders of record their pro rata share of the net proceeds derived from the sale of the fractional interests.

        Each stock certificate that, immediately prior to the Amendment Effective Time, represented shares of Old Common Stock shall, from and after the Amendment Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified (as well as the right to receive cash in lieu of any fractional shares of New Common Stock as set forth above), provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified, as well as any cash in lieu of fractional shares of New Common Stock to which such holder may be entitled pursuant to the immediately preceding paragraph."

(1)
NOTE: The number of shares authorized will be proportionately adjusted based on the reverse stock split ratio selected by the Board of Directors when effecting the reverse stock split.

A-2-1

LEVEL 3 COMMUNICATIONS, INC.

ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 19, 2011
9:00 a.m.

Headquarters of Level 3 Communications, Inc..

1025 Eldorado Blvd.
Broomfield, Colorado 80021

Level 3 Communications, Inc. 1025 Eldorado Boulevard Broomfield, CO 80021	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 19, 2011.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

By signing the proxy, you revoke all prior proxies and appoint John M. Ryan and Neil J. Eckstein, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments or postponements as described in the Notice of Annual Meeting and Proxy Statement dated April 4, 2011, receipt of which is hereby acknowledged.

The proxies will vote as the Board of Directors recommends where a choice is not specified.

The undersigned, as a participant in the Level 3 Communications, Inc. 401(k) Plan (“the Plan”), hereby directs Wells Fargo Bank, N.A. as Trustee for the Plan, to vote all shares of common stock of Level 3 Communications, Inc. allocated to my account in the Plan as of March 28, 2011. I understand that I am to mail this proxy card to Wells Fargo Shareowner Services, acting as tabulation agent, or vote by phone or by using the Internet as described on the reverse side of this card, and that my instructions must be received by Wells Fargo Shareowner Services no later than midnight on May 16, 2011. If my instructions are not received by that date, or if the voting instructions are invalid because this form is not properly signed and dated, the shares in my account in the Level 3 Communications, Inc. 401(k) Plan will be voted in accordance with the terms of the Plan document and any other shares will not be voted.

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET	PHONE	MAIL
www.eproxy.com/lvlt	1-800-560-1965

Use the Internet to vote your proxy until 12:00 p.m. (CT) on May 18, 2011.	Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on May 18, 2011.	Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

Shareowner ServicesSM P.O. Box 64945 St. Paul, MN 55164-0945

Address Change? Mark box, sign, and indicate changes below:   ☐

COMPANY #
TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

The Board of Directors Recommends a Vote FOR Items 1, 2, 3, 4 and 6 and ONE YEAR for Item 5.

1.	Election of directors:	01 Walter Scott, Jr. 02 James Q. Crowe	06 Richard R. Jaros 07 Robert E. Julian	11 Arun Netravali 12 John T. Reed	☐ Vote FOR all nominees	☐ Vote WITHHELD from all nominees
		03 R. Douglas Bradbury	08 Michael J. Mahoney	13 Michael B. Yanney	(except as
		04 Douglas C. Eby	09 Rahul N. Merchant	14 Dr. Albert C. Yates	marked)
		05 Admiral James O. Ellis, Jr.	10 Charles C. Miller, III

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	To approve the granting to the Level 3 Board of Directors of discretionary authority to amend our restated certificate of incorporation to effect a reverse stock split at one of four ratios.	☐ For	☐ Against	☐ Abstain

3.

To approve the amendment of the Level 3 Communications, Inc. Stock Plan to increase the number of shares of our common stock, par value $.01 per share, that are reserved for issuance under the plan by 100 million.

		☐ For	☐ Against	☐ Abstain

4.	To approve, on an advisory basis, the executive compensation program for our named executive officers.	☐ For	☐ Against	☐ Abstain

5.	To approve a proposal of the frequency in which our stockholders will conduct an advisory vote on the executive compensation program for our named executive officers.	☐ 1 Year	☐ 2 Years	☐ 3 Years	☐ Abstain

6.	To authorize the transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.	☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS WHERE A CHOICE IS NOT SPECIFIED.

Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.